Exhibit 1.1

PIEDMONT OFFICE REALTY TRUST, INC.

UP TO $250,000,000 SHARES OF COMMON STOCK (PAR VALUE $0.01 PER SHARE)

EQUITY DISTRIBUTION AGREEMENT

July 29, 2022

July 29, 2022

To:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, NY 10281

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

Truist Securities, Inc.

3333 Peachtree Road, NE

Atlanta, Georgia 30326

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

As Managers

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, NY 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Bank of America, N.A.

One Bryant Park

New York, NY 10036

The Bank of Nova Scotia

GWO-Derivative Products

44 King Street West

Central Mail Room

Toronto, Ontario, Canada M5H 1H1

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as agent

1 Vanderbilt Avenue

New York, NY 10017

Truist Bank

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Wells Fargo Bank, National Association

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, NY 10001

As Forward Purchasers

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Scotia Capital (USA) Inc.

250 Vesey Street, 24th Floor

New York, New York 10281

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

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Truist Securities, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Wells Fargo Securities, LLC

500 West 33rd Street

New York, NY 10001

As Forward Sellers

Ladies and Gentlemen:

Piedmont Office Realty Trust, Inc., a Maryland corporation (the “Company”), confirms its agreement (this “Agreement”) with J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, in its capacity as sales agent in connection with the offering and sale of Issuance Shares (as defined below) hereunder, a “Manager” and collectively, the “Managers”), JPMorgan Chase Bank, National Association, Morgan Stanley & Co. LLC, Bank of America, N.A., The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association (each, in its capacity as purchaser under any Forward Contract (as defined below), a “Forward Purchaser” and collectively, the “Forward Purchasers”) and J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Scotia Capital (USA) Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each, as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) hereunder, a “Forward Seller” and collectively, the “Forward Sellers”), as set forth in this Agreement. The Company proposes to offer and/or issue and sell on the terms set forth in this Agreement, shares of its common stock, par value $0.01 per share (“Common Stock”), having an aggregate gross sales price of up to $250,000,000. The Issuance Shares and the Forward Hedge Shares offered and sold pursuant to this Agreement shall be referred to herein as the “Shares”.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-[•]), including a prospectus, on Form S-3, relating to the securities (the “Shelf Securities”), including the Shares, to be offered from time to time by the Company. The registration statement as of its most recent effective date, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities and filed as part of the Registration Statement, together with any amendments or supplements thereto (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares) as of the most recent effective date of the Registration Statement, is hereinafter referred to as the “Basic Prospectus”. “Prospectus Supplement” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or

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before the second business day after the date hereof, in the form furnished by the Company to the Managers, the Forward Purchasers and the Forward Sellers in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus” means the Basic Prospectus, as supplemented by the Prospectus Supplement and the most recent Interim Prospectus Supplement (as defined in Section 6(b) below), if any. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. “Permitted Free Writing Prospectuses” means the documents listed on Schedule I hereto or otherwise approved in writing by the Managers, the Forward Purchasers and the Forward Sellers in accordance with Section 6(a), and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus Supplement”, “Interim Prospectus Supplement” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.

“Forward” means the transaction resulting from the delivery by the Company, and the acceptance by the relevant Forward Purchaser, of a Forward Placement Notice, subject to the terms and conditions of this Agreement and the applicable Forward Contract.

“Forward Contract” means, for each Forward, the contract evidencing such Forward between the Company and a Forward Purchaser, which shall be comprised of the Master Forward Confirmation and the related “Supplemental Confirmation” (as defined in the Master Forward Confirmation) for such Forward.

“Forward Date” means any Trading Day that a Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 2(b).

“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by a Forward Seller with respect to any Forward as specified in the Forward Placement Notice for such Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for any Forward Contract, the product of (x) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Forward Contract; and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

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“Forward Hedge Selling Commission” means, for any Forward Contract, the product of (x) the Forward Hedge Selling Commission Rate for such Forward Contract and (y) the “Volume-Weighted Hedge Price” (as defined in the Master Forward Confirmation) for such Forward Contract.

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, a rate mutually agreed between the Company and a Forward Seller, not to exceed 2.0%.

“Forward Hedge Selling Period” means the period of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered or deemed to be delivered pursuant to Section 2(b); provided, that if, prior to the scheduled end of any Forward Hedge Selling Period, (x) any event occurs that would permit a Forward Purchaser to designate a “Scheduled Trading Day” as a “Termination Settlement Date” (as each such term is defined in the Master Forward Confirmation) under, and pursuant to, the provisions opposite the caption “Termination Settlement” in the Master Forward Confirmation or (y) an “Insolvency Filing” (as such term is defined in the Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at the Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence).

“Forward Hedge Settlement Date” means the second Trading Day (or such earlier day as is industry practice for regular-way trading) following each Trading Day during the applicable Forward Hedge Selling Period on which a Forward Seller sells any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all shares of Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by the Forward Sellers in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Placement Notice” means a written notice to a Forward Purchaser and a Forward Seller, as applicable, delivered in accordance with this Agreement in the form attached as Exhibit B specifying that it relates to a “Forward”.

“Issuance Shares” means all shares of Common Stock issued and sold through a Manager in accordance with the terms and conditions of this Agreement.

“Master Forward Confirmation” means any Master Confirmation, dated as of the date hereof, by and between the Company and any Forward Purchaser, including all provisions incorporated by reference therein, substantially in the form attached as Exhibit C.

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“Sales Price” means, for each Forward Hedge Share or each Issuance Share, the actual sale execution price of each Forward Hedge Share or Issuance Share, respectively, sold by a Forward Seller or a Manager, as applicable, on the New York Stock Exchange, in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Settlement Date” means any Forward Hedge Settlement Date or any Issuance Shares Settlement Date (as defined below).

“Trading Day” means any day which is a trading day on the New York Stock Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

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A. Representations and Warranties of the Company and the Operating Partnership. Each of the Company and Piedmont Operating Partnership, LP, a Delaware limited partnership and the operating partnership of the Company (the “Operating Partnership,” and, together with the Company, the “Transaction Entities”), jointly and severally represents and warrants to the Managers, the Forward Purchasers and the Forward Sellers that:

(a) Compliance with Securities Laws. (i)(A) At the respective times the Registration Statement and each amendment thereto became effective, (B) at each deemed effective date with respect to the Managers pursuant to Rule 430B(f)(2) under the Securities Act (each, a “Deemed Effective Time”), (C) as of each time Shares are sold pursuant to this Agreement (each, a “Time of Sale”), (D) at each Settlement Date (as defined herein), (E) at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Delivery Period”), and (F) as of the date hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder; (ii) the Basic Prospectus complied, or will comply, at the time it was, or will be filed, with the Commission, complies as of the date hereof (if filed with the Commission on or prior to the date hereof) and, as of each Time of Sale and at all times during the Delivery Period, will comply, in each case in all material respects, with the Securities Act and the rules and regulations of the Commission thereunder; (iii) each of the Prospectus Supplement, any Interim Prospectus Supplement and the Prospectus will comply, as of the date that such document is filed with the Commission, as of each Time of Sale, as of each Settlement Date and at all times during the Delivery Period, in all material respects with the rules and regulations under the Securities Act; and (iv) the Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and any further Incorporated Documents so filed and incorporated by reference, when they are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

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(b) General Disclosure Package. (i) As of the date hereof, at the respective times the Registration Statement and each amendment thereto became effective and at each Deemed Effective Time, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) as of each Time of Sale, the Prospectus (as amended and supplemented at such Time of Sale) and any Permitted Free Writing Prospectus then in use, considered together (collectively, the “General Disclosure Package”), did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) as of its date, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iv) at any Settlement Date, the Prospectus (as amended and supplemented as of such Settlement Date) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Transaction Entities make no representation or warranty in this Section 1(A)(b) with respect to any statement or omission made in the Registration Statement, Prospectus or in the General Disclosure Package, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Managers, the Forward Purchasers or the Forward Sellers expressly for use in the Registration Statement, Prospectus or in the General Disclosure Package, or any amendment or supplement thereto.

(c) Permitted Free Writing Prospectus. The Transaction Entities (including their agents and representatives, other than the Managers, the Forward Purchasers and the Forward Sellers, each in their respective capacities) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes a free writing prospectus other than a Permitted Free Writing Prospectus, which includes (i) the documents listed on Schedule I hereto as constituting part of the General Disclosure Package and (ii) any broadly available road show or other written communications, in each case approved in writing in advance by the Managers, the Forward Purchasers and the Forward Sellers. Each such Permitted Free Writing Prospectus complies or will comply in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Registration Statement and the Prospectus accompanying, or delivered prior to delivery of, such Permitted Free Writing Prospectus, did not, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Managers, the Forward Purchasers and the Forward Sellers, and will not, when considered together with the General Disclose Package, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they

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were made, not misleading; provided, however, that the Transaction Entities make no representation or warranty with respect to any statements or omissions made in each such Permitted Free Writing Prospectus in reliance upon and in conformity with information relating to the Managers, the Forward Purchasers or the Forward Sellers furnished to the Transaction Entities in writing by the Managers, the Forward Purchasers or the Forward Sellers expressly for use in any Permitted Free Writing Prospectus.

(d) Registration Statement. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the knowledge of the Transaction Entities, threatened by the Commission.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related schedules and notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the U.S. applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly

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the information required to be stated therein; the selected financial data and the summary financial information included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus have been derived from the accounting records of the Company and its subsidiaries and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Prospectus and the General Disclosure Package and have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, Prospectus and the General Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Effect. Subsequent to the respective dates as of which information is given or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, except in each case as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company, the Operating Partnership and the Subsidiaries (as defined below) have not incurred any liability or obligation, direct or contingent that is material to the Company, the Operating Partnership and the Subsidiaries, taken as a whole, nor entered into any transaction that is material to the Company, the Operating Partnership and the Subsidiaries, taken as a whole; (ii) the Company has not purchased any of its outstanding capital stock other than pursuant to its publicly announced stock repurchase plan, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, the Operating Partnership and the Subsidiaries and (iv) there has not been a Material Adverse Effect (as defined below). Subsequent to the respective dates as of which information is given or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise disclosed therein or as has not had and is not reasonably likely to have a Material Adverse Effect, none of the Company, the Operating Partnership or any of the Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(h) Organization and Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own or lease, as the case may be, its property and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on (i) the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects of the Company, the Operating Partnership and the

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Subsidiaries (as defined below) taken as a whole, (ii) the issuance or validity of the Issuance Shares or the Forward Hedge Shares or (iii) the consummation of any of the transactions contemplated by this Agreement, the Master Forward Confirmation (and each “Supplemental Confirmation” under the Master Forward Confirmation) (collectively, the “Transaction Documents”) to be performed by the Company and/or the Subsidiaries, as applicable (individually or collectively, a “Material Adverse Effect”).

(i) Organization and Good Standing of the Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in each of the Registration Statement, the General Disclosure Package and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(j) Subsidiaries. Each entity in which the Company or Operating Partnership holds a majority interest or has majority control, all of which are listed on Schedule II hereto (each, a “Subsidiary” and collectively the “Subsidiaries”) has been duly formed or incorporated, is validly existing as a limited liability company, limited partnership or corporation in good standing under the laws of the jurisdiction of its incorporation or formation, has full power and authority to own or lease, as the case may be, its property and to conduct its business as described in each of the Registration Statement, the General Disclosure Package and Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock, units of membership interest or units of limited partnership interest of each Subsidiary of the Company or the Operating Partnership have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or the Operating Partnership, (to the extent indicated on Schedule II hereto) as the case may be, free and clear of all liens, encumbrances, equities or claims. The Company and the Operating Partnership do not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Schedule II hereto.

(k) Capitalization of the Company. The Company has the authorized capitalization as set forth in the General Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of the Company have been duly and validly authorized and issued, are fully paid and non-assessable. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.

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(l) Capitalization of the Operating Partnership. All of the issued and outstanding units of limited partnership interest in the Operating Partnership (the “Units”) have been duly authorized and validly issued, and have been offered and sold in compliance with all applicable laws (including, without limitation, federal or state securities laws). The Company is the direct or indirect owner of all of the Units.

(m) Due Authorization. The Company and the Operating Partnership have the corporate or partnership power and authority to execute and deliver this Agreement, and to perform their obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by each of them of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

(n) The Shares. The Issuance Shares, the Forward Hedge Shares and any shares of the Company’s Common Stock to be delivered by the Company under a Supplemental Confirmation have been, or will have been at such time of such issuance, duly authorized by the Company for issuance pursuant to this Agreement or the Forward Contract, as the case may be, against payment of the consideration therefor specified herein or therein, will be validly issued, fully paid and non-assessable, and such issuance will not be subject to any preemptive or similar rights.

(o) Transaction Documents. Each of the Transaction Documents has been, or in the case of any Supplemental Confirmation, shall have been at the time of execution, duly authorized, executed and delivered by each of the Transaction Entities, as applicable. Each Transaction Document (other than this Agreement) constitutes or, in the case of any Supplemental Confirmation shall constitute, a valid and binding agreement of each of the Transaction Entities, and assuming due authorization, execution and delivery by the relevant Forward Purchaser, as the case may be, is enforceable against the Transaction Entities in accordance with the terms hereof and thereof subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

(p) Accuracy of Descriptions. Each Transaction Document conforms, or in the case of any Supplemental Confirmation, shall conform, in all material respects to the description thereof contained in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(q) No Violation or Default. None of the Company, the Operating Partnership or any of the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company,

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the Operating Partnership or any of the Subsidiaries is a party or by which the Company, the Operating Partnership, or any of the Subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of the Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company, the Operating Partnership or the Subsidiaries, or any of their properties, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Conflicts. The execution and delivery by each of the Transaction Entities of, and the performance by each of the Transaction Entities of its obligations under, each of the Transaction Documents to which each is a party, the issuance and sale of the Issuance Shares by the Company through the Managers, the offering and sale of any Forward Hedge Shares, and compliance by the Company and the Operating Partnership with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in the violation of any applicable law, statute, rule, or regulation or any judgment, order or decree of any regulatory body, governmental body, agency, court, or other authority having jurisdiction over the Transaction Entities or any of the Subsidiaries, or any of their properties, (ii) result in the violation of any provision of the certificate of incorporation or bylaws of the Company or the certificate of limited partnership or agreement of limited partnership of the Operating Partnership or (iii) conflict with or constitute or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of the Subsidiaries pursuant to any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which the Company, the Operating Partnership or any of the Subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of the Subsidiaries is subject, except in the case of clause (i) or (iii) for such conflicts, breaches, violations, impositions or defaults which would not have a Material Adverse Effect.

(s) No Consents Required. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by either of the Transaction Entities of its respective obligations under the Transaction Documents, the issuance and sale of the Issuance Shares, the offering and sale of any Forward Hedge Shares and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (A) as may be required under applicable state securities laws in connection with the offering of the Issuance Shares by the Managers or the offering of the Forward Hedge Shares by the Forward Purchasers and the Forward Sellers or (B) as have been obtained prior to the date herewith.

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(t) Legal Proceedings. There are no legal or governmental proceedings (“Actions”) pending or, to the knowledge of the Transaction Entities, threatened to which the Company, the Operating Partnership or any of the Subsidiaries is a party or to which any of the properties of the Company, the Operating Partnership or any of the Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the General Disclosure Package and Prospectus and proceedings that would not have a Material Adverse Effect, or would not adversely affect the power or ability of each of the Company and the Operating Partnership to perform its obligations under this Agreement or to consummate the transactions contemplated by the General Disclosure Package or (ii) that are required to be described in the General Disclosure Package or the Prospectus and are not so described; and there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus.

(u) Independent Public Accountant. Deloitte and Touche LLP, who have certified certain financial statements and supporting schedules of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(v) Real Property. (i) The Company, the Operating Partnership or the Subsidiaries have fee simple title (or in the case of ground leases, a valid leasehold interest) to all of the real properties described in the General Disclosure Package as owned or leased by them and the improvements (exclusive of improvements owned by tenants or by landlords, if applicable) located thereon (collectively, the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the General Disclosure Package or as an exception to the title insurance reports furnished by the Company to counsel for the Managers, the Forward Purchasers and the Forward Sellers or do not materially adversely affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company, the Operating Partnership or any of the Subsidiaries; (ii) except as otherwise set forth in or described in the General Disclosure Package, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the Company, the Operating Partnership or any of the Subsidiaries and such mortgages and deeds of trust are not cross-defaulted with any loan not made to, or cross-collateralized to any property not owned directly or indirectly by, the Company, the Operating Partnership or any of the Subsidiaries; (iii) except as otherwise set forth in or described in the General Disclosure Package, none of the Company, the Operating Partnership or any of the Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof which if consummated would reasonably be expected to have a Material Adverse Effect, and none of the Company, the Operating Partnership or any of the Subsidiaries knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in

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the ordinary course of business; (iv) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed in the General Disclosure Package and except for such failures to comply that would not individually or in the aggregate reasonably be expected to materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Company, the Operating Partnership or any of the Subsidiaries; (v) the Company, the Operating Partnership or a Subsidiary has obtained title insurance on the fee interests in each of the Properties, in an amount that is commercially reasonable for each Property, but at least equal to the original purchase price of each such Property, and all such policies of insurance are in full force and effect; (vi) except as otherwise described in the General Disclosure Package, none of the Company, the Operating Partnership, any of the Subsidiaries or, to the best knowledge of the Transaction Entities, any tenant of any of the Properties is in default under (x) any space lease (as lessor or lessee, as the case may be) relating to any of the Properties, (y) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, or (z) any ground lease, sublease or operating sublease relating to any of the Properties, and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, except with respect to (x), (y) and (z) immediately above any such default that would not have a Material Adverse Effect; and (vii) except as otherwise described in the General Disclosure Package or would not, singly or in the aggregate, have a Material Adverse Effect, no tenant under any of the leases at the Properties has a right of first refusal to purchase the premises demised under such lease. The Company, the Operating Partnership and the Subsidiaries do not own or control, directly or indirectly any other fee interest in material real property, other than the real property described in the General Disclosure Package.

(w) Intellectual Property. The Company, the Operating Partnership and the Subsidiaries own, possess, license or have other rights to use, use, or can acquire all patents, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their business as now conducted and can independently develop or acquire any additional Intellectual Property necessary for the conduct of their business as proposed in the General Disclosure Package to be conducted, except where the failure to own, possess, license or have other rights to use or acquire would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect. Except as set forth in the General Disclosure Package, (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company, the Operating Partnership, or the Subsidiaries; (b) to the knowledge of the Transaction Entities, there is no material infringement by third parties of any such Intellectual Property owned by the Company, the Operating Partnership, or the Subsidiaries; (c) there is no pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others challenging either of the Transaction Entities in or to any material Intellectual

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Property owned by the Company, the Operating Partnership, or the Subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) to the knowledge of the Transaction Entities, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned by the Company, or the Subsidiaries, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending or, to the knowledge of the Transaction Entities, threatened action, suit, proceeding or claim by others that the business of the Company, the Operating Partnership and the Subsidiaries, as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Transaction Entities are unaware of any other fact which would form a reasonable basis for any such claim.

(x) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Operating Partnership or any of the Subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the General Disclosure Package.

(y) Investment Company Act. Neither the Company nor the Operating Partnership is, and, after giving effect to the offering and sale of the Shares, the application of the proceeds thereof (including, in the case of any Forward Hedge Shares, at the settlement of the related Forward Contract) and the transactions contemplated by the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation and the application of any proceeds received under the Forward Contract, as described in each of the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(z) Taxes. The Company, the Operating Partnership and the Subsidiaries have filed in a timely manner all federal, state, local and foreign tax returns required to be filed through the date hereof (or have properly requested and been granted extensions thereof, for which adequate reserves have been provided and reflected in the Prospectus), except for returns, reports, information returns and statements the failure to file which could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect, and have paid all taxes related thereto, and, if due and payable, any related similar assessment, fine or penalty levied against any of them; and except as otherwise disclosed in each of the Registration Statement, the General Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, the Operating Partnership or any of the Subsidiaries or any of their respective properties or assets, which if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect.

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(aa) Licenses and Permits. The Company, the Operating Partnership and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses in the manner described in the General Disclosure Package, except to the extent that such failure to so possess any of the foregoing would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Company, the Operating Partnership or any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(bb) No Labor Disputes. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, no material labor dispute with the employees of the Company, the Operating Partnership or any of the Subsidiaries exists, or, to the knowledge of the Transaction Entities, is imminent; and neither of the Transaction Entities is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(cc) Compliance with Environmental Laws. The Company, the Operating Partnership and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(dd) Compliance with ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company, the Operating Partnership or any of their affiliates for employees or former employees of the Company, the Operating Partnership or any of their affiliates has been maintained in compliance in all material respects with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect

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to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(ee) Disclosure Controls. Each of the Transaction Entities maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(ff) Accounting Controls. Each of the Transaction Entities maintains (i) effective internal controls over financial reporting as defined in Rule 15d-15 under the Exchange Act and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the U.S. and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (5) interactive data in eXtensible Business Reporting Language (“XBRL Data”) included or incorporated by reference in each of the Registration Statement and the General Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, since the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 or any subsequent filing with the Commission, there has been (A) no material weakness in the Transaction Entities’ internal control over financial reporting (whether or not remediated) and (B) no change in the Transaction Entities’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of either of the Transaction Entities.

(gg) XBRL Data. The Registration Statement and the documents incorporated by reference therein include and incorporate by reference all XBRL Data required to be included therein; and the XBRL Data included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(hh) Insurance. The Company, the Operating Partnership and the Subsidiaries maintain insurance with reputable insurers covering their respective properties, operations, personnel and businesses against such losses and risks as are customary for companies engaged in similar businesses and in such amounts as are commercially reasonable in the businesses in which they are engaged; none of the Company, the Operating Partnership or any of the Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company, the Operating Partnership or any of the Subsidiaries has any reason to believe that it will not be able to (i) renew its existing insurance coverage as and when such coverage expires or (ii) obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus.

(ii) No Unlawful Payments. Neither the Company, the Operating Partnership or any of the Subsidiaries nor any director or officer of the Company, the Operating Partnership or any of the Subsidiaries nor, to the knowledge of the Transaction Entities, any agent, employee, affiliate or other person associated with or acting on behalf of the Company, the Operating Partnership or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Neither the Company, the Operating Partnership or any of the Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws. The Company, the Operating Partnership and the Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws.

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(jj) Compliance with Money Laundering Laws. The operations of the Company, the Operating Partnership and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company, the Operating Partnership or any of the Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency and applicable to the Company, the Operating Partnership and the Subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Operating Partnership or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Transaction Entities, threatened.

(kk) No Conflicts with Sanctions Laws. Neither the Company, the Operating Partnership or any of the Subsidiaries, nor any director or officer of the Company, the Operating Partnership or any of the Subsidiaries nor, to the knowledge of the Transaction Entities, any agent, employee, affiliate or other person associated with or acting on behalf of the Company, the Operating Partnership or any of the Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, the Operating Partnership or any of the Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Russia, and Syria (each, a “Sanctioned Country”); and the Company, the Operating Partnership and the Subsidiaries will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the offering of the Shares hereunder, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company, the Operating Partnership and any Subsidiary has not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with (i) any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or (ii) any Sanctioned Country.

(ll) Cybersecurity; Data Protection. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) of the Company, the Operating Partnership and each of their Subsidiaries are reasonably believed by the Company and the Operating Partnership to be adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company, the Operating

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Partnership and each of the Subsidiaries as currently conducted, and, to the Company’s knowledge, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Each of the Company, the Operating Partnership and their Subsidiaries has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no known material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any known material incidents under internal review or investigations relating to the same. The Company, the Operating Partnership and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, in each case, except for such failures as would not and is not reasonably likely to have a Material Adverse Effect.

(mm) No Restrictions on Subsidiaries. Except as disclosed in the General Disclosure Package and Prospectus, no Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company, except for such transfers as may be prohibited under a mortgage encumbering such Subsidiary’s properties.

(nn) No Broker’s Fees. None of the Company, the Operating Partnership nor any of its subsidiaries is a party to any contract or agreement (other than the Transaction Documents) that would give rise to a valid claim against any of them or any Manager, Forward Purchaser or Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(oo) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(pp) No Stabilization. Neither of the Transaction Entities has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

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(qq) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr) Industry Statistical and Market Data. The statistical and market-related data included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Transaction Entities believe to be reliable and accurate.

(ss) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt) Status under the Securities Act. At the time of filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act and the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

(uu) REIT Status. The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code for each taxable year commencing with its taxable year ending December 31, 1998, and its organization and method of operation (as described in each of the Registration Statement, the Prospectus and the General Disclosure Package) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2022 and thereafter.

(vv) Listing. All of the Shares that have been or may be sold under this Agreement have been approved for listing, subject only to official notice of issuance, on the New York Stock Exchange (the “Exchange”).

(ww) “Actively-Traded” Status. The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

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B. Representation and Warranty of the Forward Sellers. Each of the Forward Sellers severally represents and warrants to, and agrees with, the Managers that this Agreement has been duly authorized, executed and delivered by the Forward Sellers, and the Forward Sellers will have full right, power and authority to sell, transfer and deliver the Forward Hedge Shares.

2.

Sale of Issuance Shares and Forward Hedge Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Managers, the Forward Purchasers and the Forward Sellers agree that the Company may from time to time seek to (i) sell Issuance Shares through the Managers, acting as sales agent, and (ii) offer Forward Hedge Shares through the Forward Purchasers and the Forward Sellers as follows:

(a) The Company may submit its orders to a Manager by telephone (including any price, time or size limits or other customary parameters or conditions) to sell Issuance Shares on any Trading Day (as defined herein) which order shall be confirmed by the Manager (and accepted by the Company) by electronic mail using a form substantially similar to that attached hereto as Exhibit A.

(b) (i) Subject to the terms and conditions hereof, such Manager shall use commercially reasonable efforts consistent with its normal trading and sales practices to execute any Company order submitted to it hereunder to sell Issuance Shares with respect to which such Manager has agreed to act as sales agent. The Company acknowledges and agrees that (x) there can be no assurance that such Manager will be successful in selling the Issuance Shares, (y) such Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Issuance Shares for any reason and (z) such Manager shall be under no obligation to purchase Issuance Shares on a principal basis pursuant to this Agreement unless a written acceptance has been delivered by the Company to such Manager.

(ii) Subject to the terms and conditions set forth in the Transaction Documents, on any Trading Day, the Company may deliver a Forward Placement Notice executed by an authorized officer of the Company to a Forward Purchaser and a Forward Seller. The Forward Purchaser and the Forward Seller may accept the Forward Placement Notice by e-mail to one of the individuals at the Company named on Schedule III hereto, as such Schedule may be amended from time to time, confirming the terms of such Forward Placement Notice. Upon the delivery of a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser’s and the Forward Seller’s acceptance of such Forward Placement Notice by e-mail confirming the terms of such Forward Placement Notice, and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, the Forward Purchaser will use commercially reasonable efforts to borrow Forward Hedge Shares up to the amount specified and the Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares, and otherwise in accordance with the terms of such Forward Placement Notice. The number of Forward Hedge Shares that the Forward Purchaser shall use commercially reasonable efforts to borrow and that the Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall have an aggregate actual sale execution price equal to the Forward Hedge Amount set forth in the Forward Placement Notice accepted by the Forward Purchaser and the Forward Seller.

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(iii) A Forward Placement Notice or any amendment thereto shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by the Forward Purchaser and the Forward Seller. No Forward Placement Notice may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Shares, is scheduled to occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.

(iv) No later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the Master Forward Confirmation), the Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to the Forward Purchaser, a “Supplemental Confirmation” in respect of the Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth the “Trade Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Base Amount” for such Forward (which shall, subject to the terms of the Master Forward Confirmation, be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days, months or years set forth opposite the caption “Term” in the Forward Placement Notice for such Forward, which number of days, months or years shall in no event be less than three months nor more than two years), the “Forward Price Reduction Dates” for such Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Forward), the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice for such Forward), the “Spread” for such Forward (which shall be the amount set forth opposite the term “Spread” in the Forward Placement Notice), the “Initial Forward Price” for such Forward (which shall be determined as provided in the Master Forward Confirmation), the “Volume-Weighted Hedge Price,” the “Specified Borrow Rate,” the “Maximum Specified Borrow Rate,” the “Forward Shares,” the “Threshold Number of Shares” and the “Notice Settlement Number.”

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(v) For each Forward, the Company shall be obligated to enter into a Forward Contract with the Forward Purchaser, and the Forward Purchaser shall be obligated to use commercially reasonable efforts to borrow, and the Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the Forward Hedge Shares pursuant to such Forward only if and when the Company delivers a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser and the Forward Seller have accepted such Forward Placement Notice as provided in Section 2(b)(ii). The Company shall have the right, in its sole discretion, to request that the Forward Seller and Forward Purchaser amend at any time and from time to time any Forward Placement Notice, and if such amendment is accepted by the Forward Purchaser and the Forward Seller, each of the Forward Purchaser and the Forward Seller shall, as soon as reasonably practicable after receiving notice of such amendment, modify its offers to sell or borrow, as applicable, consistent with any such amendment notice; provided, however, that (i) the Company may not amend the Forward Hedge Amount if such amended Forward Hedge Amount is less than the Actual Sold Forward Amount as of the date of such amendment and (ii) the Company shall not have the right to amend a Forward Placement Notice after the related “Supplemental Confirmation” has been delivered to the Company.

(vi) Each of the Company, the Forward Purchasers and the Forward Sellers acknowledge and agree that: (x) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (y) a Forward Seller will incur no liability or obligation to the Company, the Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Section 2(b); and (z) the Forward Purchaser will incur no liability or obligation to the Company, the Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Section 2(b). Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to clause (vi) of the provisions under the caption “Conditions to Effectiveness” in Section 3 of the Master Forward Confirmation. In acting hereunder, any Forward Seller will be acting as agent for the Forward Purchaser and not as principal.

(c) The Company shall not authorize the issuance and sale of, and such Manager shall not sell any Issuance Shares and such Forward Seller shall not sell any Forward Hedge Shares, at a price lower than the minimum price therefor designated by the Company pursuant to Section 2(a) above or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of

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Shares available for issuance on the Registration Statement for which the applicable registration fee has been paid, it being understood and agreed by the parties hereto that compliance with any such limitations regarding the number of Shares shall be the sole responsibility of the Company. In addition, the Company, on the one hand, or such Manager or Forward Seller, on the other hand, may, upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Issuance Shares or Forward Hedge Shares pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Issuance Shares or Forward Hedge Shares sold hereunder prior to the giving of such notice. The Company may notify any Manager of such a suspension for the period commencing on a date specified in such notice and continuing until the earlier of (i) the date the Company instructs any Manager in accordance with the terms of Section 2(b)(ii) of this Agreement to sell Shares under this Agreement or (ii) the date on which the Company instructs a Manager that it is revoking its prior notice to such Manager that it does not intend to sell Shares pursuant to this Agreement (such period, a “Suspension Period” and, each date referenced to in clauses (i) and (ii) of this sentence, a “Suspension Rescission Date”); provided, for the avoidance of doubt that the Suspension Rescission Date shall be subject to the acceptance of the applicable Forward Purchaser and Forward Seller and other terms set forth in Section 2(b)(ii) of the Agreement. During any Suspension Period, the Company’s obligations to provide the certificate and legal opinions and accountant’s letter pursuant to Sections 6(k), 6(l), 6(m) and 6(p) hereof shall be automatically suspended and waived.

(d) Such Manager or Forward Seller shall provide written confirmation (which may be by facsimile or email) to the Company following the close of trading on the Exchange each day on which Shares are sold under this Agreement setting forth (i) the amount of Issuance Shares or the Actual Sold Forward Amount sold on such day, (ii) the gross offering proceeds received from such sale of the Shares, and (iii) in the case of the Issuance Shares, the commission payable by the Company to such Manager with respect to such sale of Issuance Shares.

(e) At each Time of Sale, Settlement Date and Representation Date (as defined below), the Company and the Operating Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of each Manager, Forward Purchaser and Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares on behalf of the Company in their respective capacities shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

(f) Notwithstanding any other provision of this Agreement, the Company, the Managers, the Forward Purchasers and the Forward Sellers agree that no sales of Shares shall take place, the Company shall not request the sales of any Shares that would be sold and the Managers, the Forward Purchasers and the Forward Sellers shall not be obligated to sell or offer to sell, (i) during any period in which the Company is, or could be deemed

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to be, in possession of material non-public information or (ii) except as provided in Section 2(g), at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(g) If the Company wishes to offer Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Managers (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, and obtain the consent of the Managers, the Forward Purchasers and the Forward Sellers to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Managers, the Forward Purchasers and the Forward Sellers with the officers’ certificate, opinions/letters of counsel and the accountant’s letter called for by Sections 6(k), (l), (m) and (p), respectively, (iii) afford the Managers, the Forward Purchasers and the Forward Sellers the opportunity to conduct a due diligence review in accordance with Section 6(q) and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (ii) of Section 2(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and the accountant’s letter pursuant to this Section 2(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and the accountant’s letter as provided in Section 6 and (B) this Section 2(g) shall in no way affect or limit the operation of the clause (i) of Section 2(f), which shall have independent application.

3.

Fee. (a) The compensation to each Manager and Forward Seller for sales of the Shares hereunder shall be equal to up to 2.0% of the gross offering proceeds of the Shares sold by such Manager and Forward Seller pursuant to this Agreement.

(b)(i) The Company shall pay for all fees and disbursements of counsel for the Managers, the Forward Purchasers and the Forward Sellers incurred in connection with this Agreement and the transactions contemplated thereby, whether or not the transactions contemplated thereby are consummated or this Agreement is terminated (collectively, the “Expenses”). Such Expenses shall be billed by the counsel for the Managers, the Forward Purchasers and the Forward Sellers to the Company upon execution of this Agreement and thereafter on a quarterly basis and paid promptly.

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(ii) On the earlier of (A) the date which is eighteen months after the date of this Agreement, (B) the 30th day after all of the Shares have been sold pursuant to this Agreement, or (C) the date this Agreement has been terminated, each of the Managers, the Forward Purchasers and the Forward Sellers shall reimburse the Company its pro rata share of the Expenses, based on the gross sales of each of the Managers, Forward Purchasers and Forward Sellers, which amount shall decrease on a straight-line basis from 100% of the Expenses if all of the Shares have been sold pursuant to this Agreement, to 0% of the Expenses if no Shares have been sold pursuant to this Agreement.

(iii) In the event that all of the Shares are not sold on or prior to the date which is eighteen months after the date of this Agreement, then prior to the incurrence of any additional Expenses thereafter but after payment by the Company of Expenses pursuant to clause (i) above and reimbursement of Expenses, if any, by the Managers, Forward Purchasers and/or Forward Sellers pursuant to clause (ii) above, the Company and the Managers, Forward Purchasers and/or Forward Sellers, as the case may be, agree to negotiate in good faith an arrangement for the reimbursement of any additional Expenses incurred after the date which is eighteen months after the date of this Agreement.

(c) Notwithstanding the foregoing, in the event the Company engages a Manager, Forward Purchaser or Forward Seller for a sale of Shares in transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Managers, the Forward Purchasers and the Forward Sellers, at their request and upon reasonable advance notice to the Company, on or prior to the Settlement Date the opinions of counsel, the accountant’s letter and officers’ certificates pursuant to Section 6 hereof, each dated the Settlement Date, and such other documents and information as the Managers, the Forward Purchasers or the Forward Sellers shall reasonably request, and the Company and the Managers, the Forward Purchasers and the Forward Sellers will agree to compensation that is customary for the Managers, the Forward Purchasers and/or the Forward Sellers, as the case may be, with respect to such transaction.

4.

Payment, Delivery and Other Obligations. (a) Settlement for sales of the Issuance Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Issuance Shares Settlement Date”). On each Issuance Shares Settlement Date, the Issuance Shares sold through the relevant Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the net proceeds from the sale of such Issuance Shares. Settlement for all such Issuance Shares shall be effected by free delivery of the Issuance Shares by the Company or its transfer agent to such Manager’s or its designee’s account (provided that

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such Manager shall have given the Company written notice of such designee prior to the Issuance Shares Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to the account designated by the Company.

(b) Each sale of Forward Hedge Shares will be settled as between the Forward Purchaser and the Forward Seller on each applicable Forward Hedge Settlement Date following the relevant Forward Date. On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being offered and sold by crediting the Forward Seller or its designee’s account at the Depository Trust Company through its Deposit/Withdrawal At Custodian System, or by such other means of delivery as may be mutually agreed upon by the Forward Purchaser and the Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Forward Seller shall deliver to the Forward Purchaser the related portion of the Forward Hedge Price in same day funds delivered to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.

(c)If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Issuance Shares on any Issuance Shares Settlement Date, the Company shall(i) hold such Manager harmless against any loss, claim, damage or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default.

5.

Conditions to the Managers’, Forward Purchasers’ and Forward Sellers’ Obligations. The obligations of the Managers, the Forward Purchasers and the Forward Sellers are subject to the following conditions:

(a) Since the later of (A) the date of this Agreement and (B) the immediately preceding Representation Date:

(i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued or guaranteed by the Company, the Operating Partnership or any of their respective subsidiaries (other than an announcement with positive implications of a possible upgrading); and

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(ii) no event or condition of a type described in Section 1(A)(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of any Manager, Forward Purchaser or Forward Seller makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

(b) The Managers, the Forward Purchasers and the Forward Sellers shall have received on each Representation Date a certificate, dated such date and signed by an executive officer of the Company and the Operating Partnership, to the effect set forth in Section 5(a)(i) above and to the effect that (i) the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); (ii) the Company and the Operating Partnership have complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission; (iv) the Prospectus Supplement, any Interim Prospectus Supplement and each Permitted Free Writing Prospectus have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act), and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied; (v) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no certification is made with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Managers, the Forward Purchasers or the Forward Sellers expressly for use in the Registration Statement; and (vi) as of such date and as of each Time of Sale, if any, subsequent to the immediately preceding Representation Date, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no certification is made with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Managers, the Forward Purchasers or the Forward Sellers expressly for use in the Registration Statement or the General Disclosure Package; it being understood and agreed upon that such information shall consist solely of the following: the Managers’, the Forward Purchasers’ or the Forward Sellers’ names, and the fourth sentence of the first paragraph under the heading “Plan of Distribution” in the Prospectus Supplement. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

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(c) The Managers, the Forward Purchasers and the Forward Sellers shall have received on each Representation Date, an opinion of King & Spalding LLP, outside counsel for the Company and the Operating Partnership, dated such date, in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, to the effect set forth in Exhibit D hereto.

(d) The Managers, the Forward Purchasers and the Forward Sellers shall have received on each Representation Date, an opinion of King & Spalding LLP, tax counsel for the Company and the Operating Partnership, dated such date, to the effect that, with respect to such tax matters as the Managers, the Forward Purchasers and the Forward Sellers may reasonably require, including, without limitation, the qualification of the Company as a REIT, the classification of the Operating Partnership as neither a corporation nor an association taxable as a corporation for U.S. federal income tax purposes and the discussion of tax matters in each of the Registration Statement, the Prospectus and the General Disclosure Package.

(e) The Managers, the Forward Purchasers and the Forward Sellers shall have received on each Representation Date, an opinion of Venable LLP, Maryland counsel for the Company and the Operating Partnership, dated such date, in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, to the effect set forth in Exhibit E hereto.

(f) The Managers, the Forward Purchasers and the Forward Sellers shall have received on each Representation Date, an opinion and 10b-5 statement, addressed to the Managers, the Forward Purchasers and the Forward Sellers, of Hogan Lovells US LLP, counsel for the Managers, with respect to such matters as the Managers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

The opinions of counsel for the Company and the Operating Partnership described in Section 5(c), (d) and (e) above shall be rendered to the Managers, the Forward Purchasers and the Forward Sellers at the request of the Company and shall so state therein.

(g) On each Representation Date, Deloitte and Touche LLP shall have furnished to the Managers, the Forward Purchasers and the Forward Sellers, at the request of the Transaction Entities, letters, dated the respective dates of delivery thereof and addressed to the Managers, the Forward Purchasers and the Forward Sellers, in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, containing statements and information of the type customarily included in the accountant’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus; provided that the letters delivered on each such date shall use a “cut-off” date no more

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than three business days prior to the date of delivery of such letter (the first such letter from Deloitte and Touche LLP, an “Initial Comfort Letter”) and updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement, the Prospectus Supplement, the Prospectus or any issuer free writing prospectus, as amended and supplemented to the date of such letter.

(h) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by each Time of Sale or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).

(i) The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance, at or prior to the applicable Settlement Date.

(j) The Common Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

6.	Covenants of the Company. The Company and the Operating Partnership covenant with the Managers, the Forward Purchasers and the Forward Sellers as follows:

(a) Before making, preparing, using, authorizing, approving, referring to or filing any Permitted Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective, the Transaction Entities will furnish to the Managers, the Forward Purchasers and the Forward Sellers and their respective counsel a copy of the proposed Permitted Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which any Manager, Forward Purchaser or Forward Seller reasonably objects. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Delivery Period; and the Company will furnish copies of the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered) to the Managers, the Forward Purchasers and the Forward Sellers in New York City prior to 10:00 A.M., New York City time, on the third business day next succeeding the date of this Agreement, or as promptly as practicable thereafter with respect to any Permitted Free Writing Prospectus first used after the date of this Agreement, in such quantities as the Managers, the Forward Purchasers or the Forward Sellers may reasonably request.

(b) For the duration of the Delivery Period, to include in its Quarterly Reports on Form 10-Q, and in its Annual Reports on Form 10-K, a summary detailing, for the relevant reporting period, (i) the number of Shares sold through the Managers, the Forward Purchasers and the Forward Sellers pursuant to this Agreement, (ii) the net

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proceeds received by the Company from such sales and (iii) the compensation paid by the Company to the Managers, the Forward Purchasers and the Forward Sellers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 6(a) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act)).

(c) To file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto) to the Managers, the Forward Purchasers and the Forward Sellers via electronic mail in “.pdf” format on such filing date to an electronic mail account designated by the Managers, the Forward Purchasers and the Forward Sellers and, at the request of the Managers, the Forward Purchasers or the Forward Sellers, to also furnish copies of the Prospectus and such Prospectus Supplement to the Exchange and each other exchange or market on which sales of the Shares were effected, in each case, as may be required by the rules or regulations of the Exchange or such other exchange or market.

(d) During the Delivery Period, the Transaction Entities will advise the Managers, the Forward Purchasers and the Forward Sellers promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Permitted Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Delivery Period as a result of which the Prospectus, the General Disclosure Package or any Permitted Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

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(e) If, after the date hereof and during the Delivery Period, either (i) any event shall occur or condition shall exist as a result of which any of the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, the Transaction Entities will immediately notify the Managers, the Forward Purchasers and the Forward Sellers thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Managers, the Forward Purchasers and the Forward Sellers, such amendments or supplements to the General Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the General Disclosure Package as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the General Disclosure Package will comply with law.

(f) The Transaction Entities will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers, the Forward Purchasers or the Forward Sellers shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that neither of the Transaction Entities shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) The Company will make generally available to its security holders and the Managers, the Forward Purchasers and the Forward Sellers as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) The Company shall pay all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including without limitation such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus, each Prospectus Supplement, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Managers, the Forward Purchasers and the Forward Sellers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any

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stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Managers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law (including the reasonable legal fees and filing fees and other disbursements of U.S. or other foreign counsel for the Managers, the Forward Purchasers and the Forward Sellers) and the printing and furnishing of copies of any blue sky surveys, (v) the listing of the Shares on the NYSE and any other securities exchange and any registration thereof under the Exchange Act, (vi) any filing with, and any review of the public offering of the Shares by, FINRA, including the reasonable legal fees and other reasonable disbursements of counsel for the Managers relating to FINRA matters and (vii) the reasonable fees and disbursements of the Company’s and Managers’, Forward Sellers’ and Forward Purchasers’ counsel and of the Company’s accountants as further described in Section 3(b) above. Except as set forth in Section 3(b) above, the Managers, the Forward Purchasers and the Forward Sellers will pay all of their other out-of-pocket costs and expenses incurred in connection with entering into the Transaction Documents and the transactions contemplated thereby, including, without limitation, travel and similar expenses, whether or not the transactions contemplated thereby are consummated or any such Transaction Document is terminated.

(i) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold, prior to such third anniversary, to file, subject to Section 6(a), a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption (references herein to the Registration Statement shall include the new registration statement declared effective by the Commission).

(j) To use commercially reasonable efforts to cause the Shares to be listed for trading on the Exchange and to maintain such listing.

(k) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following a Suspension Period in accordance with Section 2(c) hereof), and each time that (i) the Registration Statement or the Prospectus is amended or supplemented (other than a prospectus supplement relating solely to the offering of Shelf Securities other than the Shares) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Managers, the Forward Purchasers or the Forward Sellers shall otherwise reasonably request) (such commencement date (and any such recommencement date, if applicable) and each such date referred to in (i) and (ii) above, a “Representation Date”), to furnish or cause to be furnished to the Managers, the Forward Purchasers and the Forward Sellers forthwith a certificate dated and delivered as of such date, in form reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, to the effect that the statements contained in the certificate referred to in Section 5(b) of this Agreement are

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true and correct at the time of such commencement, recommencement, amendment, supplement or filing, as the case may be, as though made at and as of such time modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(l) On each Representation Date, the Company shall cause to be furnished to the Managers, the Forward Purchasers and the Forward Sellers, dated as of such date, in form and substance satisfactory to the Managers, the Forward Purchasers and the Forward Sellers, the written opinions of King & Spalding LLP, outside counsel for the Company and the Operating Partnership, as described in Section 5(c) and (d) and the written opinion of Venable LLP, Maryland counsel for the Company and the Operating Partnership, as described in Section 5(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) On each Representation Date, Hogan Lovells US LLP, counsel to the Managers, shall furnish to the Managers, the Forward Purchasers and the Forward Sellers a written opinion, dated as of such date in form and substance reasonably satisfactory to the Managers, the Forward Purchasers and the Forward Sellers.

(n) If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Managers, the Forward Purchasers and the Forward Sellers and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(o) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Manager, Forward Purchaser or Forward Seller on any business day.

With respect to Sections 6(l) and 6(m) above, in lieu of delivering such an opinion for dates subsequent to the commencement of the offering of the Shares under this Agreement such counsel may furnish the Managers, the Forward Purchasers and the Forward Sellers with a letter (a “Reliance Letter”) to the effect that the Managers, the Forward Purchasers and the Forward Sellers may rely on a prior opinion delivered under Section 6(l) or Section 6(m), as the case may be, to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such subsequent date).

(p) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following a Suspension Period in accordance with Section 2(c) hereof) and each time that (i) the Registration Statement or the Prospectus is amended or supplemented to include additional financial information, (ii) the Company files an Annual Report on Form 10-K or Quarterly Report on Form 10-Q, (iii) the Company files an Earnings 8-K, (iv) there is

35

filed with the Commission any document (other than an Annual Report on Form 10-K or Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus which contains additional or amended financial information or (v) on such other dates as may be reasonably requested by the Managers, the Forward Purchasers or the Forward Sellers, Deloitte and Touche LLP, independent public accountant of the Company, shall deliver to the Managers, the Forward Purchasers and the Forward Sellers the comfort letter(s) described in Section 5(g), as applicable.

(q) To comply with the Due Diligence Protocol attached hereto on Schedule IV and any other due diligence review or call reasonably requested by any Manager, Forward Purchaser and Forward Seller.

(r) To reserve and keep available at all times, free of preemptive rights, shares of the Company’s Common Stock for the purpose of enabling the Company to satisfy its obligations hereunder.

(s) That it consents to the Managers, the Forward Purchasers and the Forward Sellers trading in the Common Stock for each Manager’s, each Forward Purchaser’s and each Forward Seller’s own accounts, respectively, and for the account of their respective clients at the same time as sales of the Shares occur pursuant to this Agreement.

(t) That each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Managers, the Forward Purchasers and the Forward Sellers that the representations and warranties of the Company and the Operating Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date), and an undertaking that such representations and warranties will be true and correct as of the Time of Sale and the Settlement Date for the Shares relating to such acceptance as though made at and as of each of such dates (except (i) that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares and (ii) to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date).

(u) Prior to instructing any Manager, Forward Purchaser and/or Forward Seller pursuant to Section 2 hereof to make sales on any given day (or as otherwise agreed between the Company and such Manager, Forward Purchaser or Forward Seller), a subcommittee of the Board, authorized by either the Board or any authorized committee of the Board, (i) shall have approved the minimum price and maximum number of Shares to be sold on such day and (ii) shall have provided to the Company an authorizing resolution approving such price and number. The instructions provided to such Manager, or a Forward Placement Notice provided to the Forward Purchaser or the Forward Seller, by the Company, pursuant to Section 2, on such day shall reflect the terms of such authorizing resolution.

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(v) Not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through the Managers, the Forward Purchasers and the Forward Sellers pursuant to this Agreement, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company, (iv) any shares of Common Stock issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, or (v) any shares of Common Stock upon settlement or termination of any Forward Contract, during the Delivery Period, without (A) giving the Managers, the Forward Purchasers and the Forward Sellers at least two business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Managers, the Forward Purchasers and the Forward Sellers suspending activity under this program for such period of time as requested by the Company.

(w) The Company will use its best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2022, for taxation as a REIT under the Code.

7.

Covenants of the Managers, the Forward Purchasers and the Forward Sellers. Each Manager, Forward Purchaser and Forward Seller covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of any Manager, Forward Purchaser or Forward Seller that otherwise would not be required to be filed by the Company thereunder, but for the action of such Manager, Forward Purchaser or Forward Seller.

8.

Indemnity and Contribution. (a) Indemnification of the Managers, Forward Purchasers and Forward Sellers. The Transaction Entities jointly and severally agree to indemnify and hold harmless each Manager, Forward Purchaser and Forward Seller, and each of their respective affiliates, directors and officers and each person, if any, who controls such Manager, Forward Purchaser or Forward Seller within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any

37

untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus or the General Disclosure Package, arising out of or based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities arising out of or based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Managers, the Forward Purchasers or the Forward Sellers furnished to the Transaction Entities in writing by the Managers, the Forward Purchasers or the Forward Sellers expressly for use therein; it being understood and agreed upon that such information shall consist solely of the following: the Managers’, the Forward Purchasers’ or the Forward Sellers’ names, and the fourth sentence of the first paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

(b) Indemnification of the Transaction Entities. Each Manager, Forward Purchaser, and Forward Seller agrees, severally and not jointly, to indemnify and hold harmless each of the Transaction Entities and each of their respective directors and officers who sign the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Managers, the Forward Purchasers and the Forward Sellers, but only with reference to information relating to the Managers, the Forward Purchasers and the Forward Sellers furnished to the Transaction Entities in writing by the Managers, the Forward Purchasers or the Forward Sellers expressly for use in the Registration Statement, the Prospectus, the Prospectus Supplement (including any Interim Prospectus Supplement), the General Disclosure Package, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement thereto; it being understood and agreed that the only such information shall consist of the information described as such in subsection (a) above.

(c) Notice and Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnification may be sought (the “indemnifying party”) in writing; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 8(a) or 8(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 8(a) or 8(b) above. If any such proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified

38

party and any others entitled to indemnification pursuant to this Section 8 that the indemnifying party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm shall be designated in writing by the Managers, the Forward Purchasers or the Forward Sellers, in the case of parties indemnified pursuant to Section 8(a), and by the Company and the Operating Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnifying party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims,

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damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand, and the Managers, the Forward Purchasers and the Forward Sellers, on the other hand, from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Transaction Entities on the one hand and the Managers, the Forward Purchasers and the Forward Sellers, on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities, the Managers, the Forward Purchasers and the Forward Sellers shall be equal to (a) in the case of the Transaction Entities, the sum of (x) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward, and (y) the aggregate market price for the Issuance Shares sold by the Managers under this Agreement, (b) in the case of a Manager, the total commissions received from the sale of Issuance Shares under this Agreement, (c) in the case of a Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward, and (d) in the case of a Forward Purchaser, the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Amount for each Forward Contract executed in connection with this Agreement. The relative fault of the Company, on the one hand, and the Managers, the Forward Purchasers and the Forward Sellers on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Transaction Entities and the Managers, the Forward Purchasers and the Forward Sellers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Managers, the Forward Purchasers and the Forward Sellers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, by reason of such untrue or alleged untrue statement or omission or alleged omission, (i) no Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Issuance Shares sold by it were offered to the public exceeds the amount of any damages that such Manager has otherwise been required to pay, (ii) no Forward Seller shall be required to contribute any amount in excess of the aggregate Forward Hedge Selling Commissions received by it under this Agreement and (iii) no Forward Purchaser shall be required to contribute any amount in excess of the net Spread (as such term is defined in the relevant Forward Contract and net

40

of any related stock borrow costs or other costs or expenses actually incurred) multiplied by the Forward Hedge Amount for all Forward Contracts executed in connection with this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g) Survival. The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Manager, Forward Purchaser, or Forward Seller, any person controlling any Manager, Forward Purchaser, or Forward Seller or any affiliate of any Manager, Forward Purchaser, or Forward Seller or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9.	Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

10.	Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.

(b) The Managers or the Forward Sellers shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement; provided that the Managers or the Forward Sellers may terminate this Agreement in their absolute discretion, by notice to the Company and the Operating Partnership, if after the execution and delivery of this Agreement and during the term of this Agreement: (i) trading generally shall have been suspended or materially limited on the Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Managers or the Forward Sellers, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

(c) Any termination pursuant to this Section 10 shall be without liability of any party to any other party except that (i) with respect to any pending sale through a Manager or a Forward Seller for the Company, the obligations of the Company, including, but not limited to, its obligations under Section 4 above, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

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(d) This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 3(b) and Section 8 of this Agreement shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers, the Forward Purchasers, and the Forward Sellers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 4.

(f) Unless earlier terminated pursuant to this Section 10, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Managers, the Forward Purchasers and the Forward Sellers on the terms and subject to the conditions set forth herein with an aggregate gross sale price equal to the $250,000,000.

(g) The Company, the Operating Partnership and the Managers each acknowledge the termination of the prior equity distribution agreement, dated August 7, 2019, by and among the Company, the Operating Partnership and the Managers.

11.

Entire Agreement. (a) This Agreement represents the entire agreement between the Company and the Managers, the Forward Purchasers and the Forward Sellers with respect to the preparation of any Registration Statement, Prospectus Supplement or the Prospectus, the conduct of the offering and the sale and distribution of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares (including in connection with determining the terms of the offering): (i) the Managers, the Forward Purchasers and the Forward Sellers have acted and will act at arm’s length, have not acted and will not act as a financial advisor or agent and owe no fiduciary duties to the Company or any other person, (ii) the Managers, the Forward Purchasers and the Forward Sellers owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Managers, the Forward Purchasers and the Forward Sellers may have interests that differ from those of the Company, and (iv) the Managers, the Forward Purchasers and the Forward Sellers are not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the

42

Managers, the Forward Purchasers and the Forward Sellers shall have no responsibility or liability to the Company with respect thereto. Any review by the Managers, the Forward Purchasers and the Forward Sellers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Managers, the Forward Purchasers and the Forward Sellers and shall not be on behalf of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Managers, the Forward Purchasers and the Forward Sellers arising from an alleged breach of fiduciary duty in connection with the sale and distribution of the Shares.

12.

Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

13.	Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.	Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

15.

Qualified Financial Contract. In the event that any party to this Agreement is not a company (i) that is incorporated or organized under the laws of the United States or any state thereof or (ii) with its principal place of business in the United States or any State thereof, then the following provisions shall be applicable to this Agreement and any transaction hereunder:

(a) In the event that a Manager, a Forward Purchaser, or a Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party that is a Covered Entity of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b) In the event that a Manager, a Forward Purchaser or a Forward Seller that is a Covered Entity or a BHC Act Affiliate of the Manager, the Forward Purchaser or the Forward Seller that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against such party that is a Covered Entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

For purposes of this Section 15, the following terms shall have the following meaning:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k) or 1813(w), as applicable.

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“Covered Entity” means: (i) a subsidiary of a bank holding company that is identified as a global systemically important BHC pursuant to 12 C.F.R. § 217.402; or (ii) a U.S. subsidiary, U.S. branch or U.S. agency of a top-tier foreign banking organization that is identified as a global systemically important foreign banking organization pursuant to 12 C.F.R. § 252.153(b)(4).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.

Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Managers shall be given to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (Attn: Brett Chalmers); to Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Securities Desk, with a copy to the Legal and Compliance Division; to BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of ATM Execution (email: dg.atm_execution@bofa.com), with a copy to ECM Legal (Fax: (212) 230-8730); to Scotia Capital (USA) Inc., 250 Vesey Street, New York, NY 10281, Attention: Equity Capital Markets / Chief Legal Officer; to TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Equity Capital Markets; to Truist Securities, Inc., 3333 Peachtree Road NE, Atlanta, Georgia 30326, Fax No. (404) 926-5995, Attention: Equity Syndicate Department; and to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (facsimile (212) 214-5918). Notices to the Forward Sellers shall be given to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (Attn: Brett Chalmers); to Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Jon Sierant, Email: Jon.Sierant@morganstanley.com; to BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of ATM Execution (email: dg.atm_execution@bofa.com), with a copy to ECM Legal (Fax: (212) 230-8730); to Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets, Facsimile: (212) 225-6550, Email: us.ecm@scotiabank.com, with a copy to Chief Legal Officer, U.S. (us.legal@scotiabank.com); to TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Equity Capital Markets, Email: USTMG@tdsecurities.com; to Truist Securities, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Capital Markets, Email: dl.atm.offering@truist.com; and to Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department and the Special Equities Desk, facsimile: (212) 214-5918; and to the Forward Purchasers to JPMorgan Chase Bank, National Association, edg_notices@jpmorgan.com and edg_ny_corporate_sales_support@jpmorgan.com, with a copy to Brett Chalmers at brett.chalmers@jpmorgan.com; to Morgan Stanley & Co. LLC, 1585 Broadway, New

44

York, NY 10036, Attention: Jon Sierant, Email: Jon.Sierant@morganstanley.com; to Bank of America, N.A., One Bryant Park, New York, NY 10036, Attn: Rohan Handa, Email: rohan.handa@baml.com; to The Bank of Nova Scotia, 44 King Street West, Toronto, Ontario, Canada M5H 1H1, c/o Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: US Equity Derivatives, E-mails: bahar.lorenzo@scotiabank.com and gary.nathanson@scotiabank.com; to The Toronto-Dominion Bank, c/o TD Securities (USA) LLC, as agent, 1 Vanderbilt Avenue, New York, NY 10017, Attention: Global Equity Derivatives, Phone: (212) 827-7306, Email: TDUSA-GEDUSInvestorSolutionsSales@tdsecurities.com and bradford.limpert@tdsecurities.com; to Truist Bank, 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Capital Markets, Email: dl.atm.offering@truist.com, with a copy to Michael Collins (michael.collins@truist.com); and to Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department and the Special Equities Desk, Email: CorporateDerivativeNotifications@wellsfargo.com. Notices to the Transaction Entities shall be given to them at Piedmont Office Realty Trust, Inc., 5565 Glenridge Connector, Ste. 450, Atlanta, Georgia 30342, Attention: Chief Executive Officer and Chief Financial Officer, with a copy to King & Spalding LLP, 1180 Peachtree Street, NE, Atlanta, Georgia 30309, Attention: Keith Townsend and Zach Cochran, Email: ktownsend@kslaw.com, zcochran@kslaw.com.

[Signature pages follow]

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Very truly yours,

PIEDMONT OFFICE REALTY TRUST, INC.

By:	/s/ Robert E. Bowers
Name: Robert E. Bowers
Title: Chief Financial and Administrative Officer and Executive Vice President

PIEDMONT OPERATING PARTNERSHIP, LP

By:	/s/ Robert E. Bowers
Name: Robert E. Bowers
Title: Chief Financial and Administrative Officer and Executive Vice President

Accepted as of the date first written above

J.P. MORGAN SECURITIES LLC

As Manager

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

MORGAN STANLEY & CO. LLC

As Manager

By:	/s/ Mike Connor
Name: Mike Connor
Title: Managing Director

BOFA SECURITIES, INC.

As Manager

By:	/s/ Chris Djoganopoulos
Name: Chris Djoganopoulos
Title: Managing Director

SCOTIA CAPITAL (USA) INC.

As Manager

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

TD SECURITIES (USA) LLC

As Manager

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

TRUIST SECURITIES, INC.

As Manager

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

WELLS FARGO SECURITIES, LLC

As Manager

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

As Forward Purchaser

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

MORGAN STANLEY & CO. LLC

As Forward Purchaser

By:	/s/ Mike Connor
Name: Mike Connor
Title: Managing Director

BANK OF AMERICA, N.A.

As Forward Purchaser

By:	/s/ Chris Djoganopoulos
Name: Chris Djoganopoulos
Title: Managing Director

THE BANK OF NOVA SCOTIA

As Forward Purchaser

By:	/s/ Michael Curran
Name: Michael Curran
Title: Managing Director

THE TORONTO-DOMINION BANK

As Forward Purchaser

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

TRUIST BANK

As Forward Purchaser

By:	/s/ Michael Collins
Name: Michael Collins
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

As Forward Purchaser

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

J.P. MORGAN SECURITIES LLC

As Forward Seller

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

MORGAN STANLEY & CO. LLC

As Forward Seller

By:	/s/ Mike Connor
Name: Mike Connor
Title: Managing Director

BOFA SECURITIES, INC.

As Forward Seller

By:	/s/ Chris Djoganopoulos
Name: Chris Djoganopoulos
Title: Managing Director

SCOTIA CAPITAL (USA) INC.

As Forward Seller

By:	/s/ John Cronin
Name: John Cronin
Title: Managing Director

TD SECURITIES (USA) LLC

As Forward Seller

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

TRUIST SECURITIES, INC.

As Forward Seller

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Director

WELLS FARGO SECURITIES, LLC

As Forward Seller

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

SCHEDULE I

Permitted Free Writing Prospectuses

None.

SCHEDULE II

Subsidiaries of Piedmont Office Realty Trust, Inc. and Piedmont Operating Partnership, LP

Subsidiary	State of Organization	Company Percentage Ownership
Piedmont Government Services, LLC f/k/a WGS Acquisition Company, LLC	Georgia	100%
Piedmont Leasing, LLC	Delaware	100%
Piedmont Lending II, LLC	Delaware	100%
Piedmont Office Holdings, Inc. f/k/a Wells REIT Sub, Inc.	Georgia	100%
Piedmont Office Holdings II, Inc.	Georgia	100%
Piedmont Office Management, LLC f/k/a WRT Acquisition Company, LLC	Georgia	100%
Piedmont Operating Partnership, LP f/k/a Wells Operating Partnership, L.P.	Delaware	100%
Piedmont Washington Properties, Inc. f/k/a Wells Washington Properties, Inc. (f/k/a BCSP II Washington Properties, Inc.)	Maryland	100%
1201 Equity LLC	Delaware	100%
1201 Eye Street, N.W. Associates LLC	Delaware	98.1%
1215 ESDI, LLC	Delaware	100%
1225 Equity LLC	Delaware	100%
1225 Eye Street, N.W. Associates LLC	Delaware	98.6%
400 TownPark, LLC f/k/a 400 Colonial Center Parkway, LLC (f/k/a Colonial Center 400, LLC)	Delaware	100%
400 Virginia Avenue LLC	Delaware	100%
4250 N. Fairfax Owner, LLC	Delaware	100%
4250 North Fairfax Property LLC	Delaware	100%
Enclave Place, GP, LLC f/k/a Enclave Parkway Development, LLC	Delaware	100%
Enclave Place, LP f/k/a Enclave Parkway Development, L.P.	Delaware	100%
Gavitello Atlanta, LLC	Delaware	100%
Glenridge Highlands III, LLC	Delaware	100%
Medici Atlanta, LLC	Delaware	100%
Meridian Crossings, LLC	Delaware	100%
Piedmont—1430 Enclave Parkway, GP, LLC f/k/a Wells REIT—1430 Enclave Parkway, LLC	Delaware	100%

Subsidiary	State of Organization	Company Percentage Ownership
Piedmont—1430 Enclave Parkway, L.P. f/k/a Wells REIT—1430 Enclave Parkway, L.P.	Delaware	100%
Piedmont—3100 Clarendon LLC f/k/a Wells REIT I—3100 Clarendon LLC	Delaware	100%
Piedmont—800 Nicollet Avenue Owner, LLC f/k/a Wells REIT—800 Nicollett Avenue Owner, LLC	Delaware	100%
Piedmont—800 Nicollet Avenue Springing Member, LLC f/k/a Wells REIT—800 Nicollett Avenue Springing Member, LLC	Delaware	100%
Piedmont—800 Nicollet Avenue, LLC f/k/a Wells REIT—800 Nicollett Avenue, LLC	Delaware	100%
Piedmont —901 N. Glebe, LLC	Delaware	100%
Piedmont—Independence Square, LLC (Property Sold 2/28/19) f/k/a Wells REIT–Independence Square, LLC	Delaware	100%
Piedmont—Las Colinas Corporate Center I, GP, LLC f/k/a Wells REIT—Las Colinas Corporate Center I, LLC	Delaware	100%
Piedmont—Las Colinas Corporate Center I, LP f/ka Wells REIT—Las Colinas Corporate Center I, LP	Delaware	100%
Piedmont—Las Colinas Corporate Center II, GP, LLC f/k/a Wells REIT—Las Colinas Corporate Center II, LLC	Delaware	100%
Piedmont—Las Colinas Corporate Center II, LP f/k/a Wells REIT—Las Colinas Corporate Center II, LP	Delaware	100%
Piedmont—Las Colinas Springing Member, LLC f/k/a Wells REIT—Springing Member, LLC	Delaware	100%
Piedmont—One Brattle Square I, LLC f/k/a Wells REIT—One Brattle Square I, LLC	Delaware	100%
Piedmont—One Brattle Square II, LLC (f/k/a Wells REIT—One Brattle Square II, LLC)	Delaware	100%
Piedmont —Two Pierce Place Land, LLC (Property Sold 1/25/22)	Delaware	100%
Piedmont—Two Pierce Place, LLC (Property Sold 1/25/22) f/k/a Wells REIT—Two Pierce Place, LLC	Delaware	100%
Piedmont 100 Galleria, LLC	Delaware	100%
Piedmont 1155 PCW, LLC	Delaware	100%
Piedmont 1100 Peachtree, LLC	Delaware	100%
Piedmont 1180 Peachtree, LLC	Delaware	100%
Upper Tier Piedmont 1180 Peachtree, LLC	Delaware	100%
Piedmont 161 Corporate Center GP, LLC	Delaware	100%
Piedmont 161 Corporate Center, LP	Delaware	100%
Piedmont 400 Galleria LLC	Delaware	100%
Piedmont 200 & 250 South Orange Avenue, LLC	Delaware	100%
Piedmont 200 Galleria Owner, LLC f/k/a LSREF2 OREO (Galleria), LLC	Delaware	100%

Subsidiary	State of Organization	Company Percentage Ownership
Piedmont 200 Galleria, LLC	Delaware	100%
Piedmont 25 Mall Road, LLC	Delaware	100%
Piedmont 300 Galleria, LLC	Delaware	100%
Piedmont 5 & 15 Wayside, LLC	Delaware	100%
Piedmont 5 Wall Street Burlington, LLC	Delaware	100%
Piedmont 500 TownPark, LLC	Delaware	100%
Piedmont 501 W Church Street, LLC	Delaware	100%
Piedmont 60 Broad Street, LLC f/k/a Wells 60 Broad Street, LLC	Delaware	100%
Piedmont 6565 MacArthur Boulevard GP, LLC f/k/a Piedmont Real Estate Investments, LLC	Delaware	100%
Piedmont 6565 MacArthur Boulevard, LP	Delaware	100%
Piedmont 750 W John Carpenter, LLC	Delaware	100%
Piedmont 80 Central, LLC	Delaware	100%
Piedmont 875 JFR, LLC	Delaware	100%
Piedmont 9320 Excelsior, LLC	Delaware	100%
Piedmont 999 Peachtree One, LLC	Delaware	100%
Piedmont 999 Peachtree Two, LLC	Delaware	100%
Piedmont Dallas Galleria, LLC	Delaware	100%
Piedmont Dallas Galleria II, LLC	Delaware	100%
Piedmont Galleria Park, LLC	Delaware	100%
Piedmont Galleria Common Area, LLC	Delaware	100%
Piedmont Glenridge Highlands One, LLC	Delaware	100%
Piedmont HBC, LLC	Delaware	100%
Piedmont Norman Pointe I, LLC	Delaware	100%
Piedmont One Lincoln Park GP, LLC	Delaware	100%
Piedmont One Lincoln Park, LP	Delaware	100%
Piedmont One Wayside, LLC	Delaware	100%
Piedmont Park Place GP, LLC	Delaware	100%
Piedmont Park Place, LP	Delaware	100%
Piedmont Royal Lane GP, LLC	Delaware	100%
Piedmont Royal Lane, LP	Delaware	100%
Piedmont Towers Orlando Member, LLC	Delaware	100%
Piedmont TownPark Land, LLC	Delaware	100%
Piedmont-CNL Towers Orlando Owner, LLC f/k/a Piedmont Towers Orlando Owner, LLC	Delaware	100%
Piedmont-CNL Towers Orlando, LLC f/k/a Piedmont Towers Orlando, LLC	Delaware	99%
Presidential Way Woburn, LLC (Property Sold 1/28/22)	Delaware	100%
TTF Lending LLC	Delaware	100%
TZO Lending LLC	Delaware	100%
Piedmont 100 Galleria, LLC	Delaware	100%

SCHEDULE III

1.	C. Brent Smith

2.	Robert Bowers

3.	Eddie Guilbert

SCHEDULE IV

Due Diligence Protocol

Set forth below are guidelines for use by the Company and the Managers, the Forward Purchasers and the Forward Sellers in connection with the Managers’, the Forward Purchasers’ and the Forward Sellers’ continuous due diligence efforts in connection with the sale and distribution of the Shares pursuant to the Agreement. For the avoidance of doubt, the Company has agreed that no sales under the Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

1.

On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Sections 6(k), (l), (m) and (n) of the Agreement, the Managers, the Forward Purchasers and the Forward Sellers expect to conduct a due diligence call with the appropriate business, financial and legal representatives of the Company.

2.

On the date of or promptly after the Company’s management report becomes available for a given month (but no later than the last business day of the immediately succeeding month), the Managers, the Forward Purchasers and the Forward Sellers expect to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

3.

In the event that the Company requests any Manager or Forward Seller sell on any one Trading Day an amount of Issuance Shares or Forward Hedge Shares, respectively, that would be equal to or greater than 15% of the average daily trading volume (calculated based on the most recent three completed Trading Days) of the Company’s common stock, such Manager and Forward Seller expects to conduct a due diligence call with the appropriate business, financial, accounting and legal representatives of the Company and that the Company shall provide the certificate referred to in Section 5(b) of the Agreement.

The foregoing is an expression of current intent only, and shall not in any manner limit the Managers’, the Forward Purchasers’ or the Forward Sellers’ rights under the Agreement, including the right to require such additional due diligence procedures as the Managers, the Forward Purchasers and the Forward Sellers may reasonably request pursuant to the Agreement.

Exhibit A

[Letterhead of the intended Manager]

__________, 20__

[Address of Recipient]

Attention: __________

VIA ELECTRONIC MAIL

TRANSACTION CONFIRMATION

Dear __________:

This Confirmation sets forth the terms of the agreement of [•] (the “Manager”) with Piedmont Office Realty Trust, Inc. (the “Company”) relating to the sale of shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $250,000,000 pursuant to the Equity Distribution Agreement between the Company and the Managers, Forward Purchasers and Forward Sellers set forth therein, dated July 29, 2022 (the “Agreement”). Unless otherwise defined below, capitalized terms defined in the Agreement shall have the same meanings when used herein.

By countersigning or otherwise indicating in writing the Company’s acceptance of this Confirmation (an “Acceptance”), the Company shall have agreed with the Manager executing this Transaction Confirmation to engage in the following transaction:

[Number of Issuance Shares to be sold][Aggregate Gross Price of Issuance Shares to be sold]:

Minimum price at which Issuance Shares may be sold:

Date(s) on which Issuance Shares may be sold:

Compensation to such Manager:

The transaction set forth in this Confirmation will not be binding on the Company or the Manager unless and until the Company delivers its Acceptance; provided, however, that neither the Company nor the Manager will be bound by the terms of this Confirmation unless the Company delivers its Acceptance by ____ a.m./p.m. (New York time) on [the date hereof ________, 20__].

A-1

The transaction, if it becomes binding on the parties, shall be subject to all of the representations, warranties, covenants and other terms and conditions of the Agreement, except to the extent amended or modified hereby, all of which are expressly incorporated herein by reference. Each of the representations and warranties set forth in the Agreement shall be deemed to have been made at and as of every Time of Sale, every Settlement Date and every Representation Date (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date).

If the foregoing conforms to your understanding of our agreement, please so indicate your Acceptance by signing below.

Very truly yours, [Manager]

By:
Name:
Title:

ACCEPTED as of the date first above written

PIEDMONT OFFICE REALTY TRUST, INC.

By:
Name:
Title:

A-2

Exhibit B

FORM OF FORWARD PLACEMENT NOTICE

[Date]

[Forward Purchaser]

[Address]

Attention: [•]

[Forward Seller]

[Address]

Attention: [•]

Reference is made to the Equity Distribution Agreement, dated as of July 29, 2022 (the “Sales Agreement”), among Piedmont Office Realty Trust, Inc. (the “Company”), Piedmont Operating Partnership, LP (the “Operating Partnership”), [•] (in its capacity as agent for the Company in connection with the issuance and sale of any Issuance Shares), [•] (in its capacity as counterparty under any Forward Contract), and [•] (in its capacity as agent for the applicable Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares). Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Sales Agreement. This Forward Placement Notice relates to a “Forward”. The Company confirms that all conditions to the delivery of this Forward Placement Notice are satisfied as of the date hereof.

The Company confirms that it has not declared and will not declare any dividend, or caused or cause there to be any distribution, on the Common Stock if the ex-dividend date or ex- date, as applicable, for such dividend or distribution will occur during the period from, but excluding, the first scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last scheduled Trading Day of such Forward Hedge Selling Period.

Effective Date of Delivery of Forward Placement Notice (determined pursuant to Section 2(b)):

Number of Days in Forward Hedge Selling Period:

First Date of Forward Hedge Selling Period:

Last Date of Forward Hedge Selling Period:

Forward Hedge Settlement Date(s):

Forward Hedge Amount: $

Forward Hedge Selling Commission Rate:                %

Forward Price Reduction Dates	Forward Price Reduction Amounts
[Trade Date:]	$____________________
[ ]	$____________________
[ ]	$____________________
[ ]	$____________________
[Thereafter:]	$____________________

Term: [Months/Years]

Spread: basis points

Minimum price (Adjustable by Company during the Forward Hedge Selling Period, and in no event less than $[1.00] without your prior written consent, which consent may be withheld in your sole discretion): $                per share

Comments:

PIEDMONT OFFICE REALTY TRUST, INC.

By:
Name:
Title:

Exhibit C

Form of Master Forward Confirmation

[_____], 2022

To:

Piedmont Office Realty Trust, Inc. (“Party B”)

5565 Glenridge Connector, Suite 450

Atlanta, Georgia 30342-4788

From:

[Dealer] (“Party A”)

[Address]

Dear Sirs,

The purpose of this letter agreement (this “Master Forward Confirmation”) is to confirm the terms and conditions of certain transactions to be entered into from time to time between Party A and Party B in accordance with the terms of the Equity Distribution Agreement, dated as of July 29, 2022, among Party B, Piedmont Operating Partnership, L.P., and [Party A, as Manager, Forward Purchaser and Forward Seller] (the “Equity Distribution Agreement”), on one or more Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”). This letter agreement constitutes a “Master Forward Confirmation” as referred to in the Equity Distribution Agreement. Each Transaction will be evidenced by a supplemental confirmation (each, a “Supplemental Confirmation,” and each such Supplemental Confirmation, together with this Master Forward Confirmation, a “Confirmation” for purposes of the Agreement specified below) substantially in the form of Exhibit A hereto.

1.

The definitions and provisions contained in the 2006 ISDA Definitions (the “2006 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “2002 Definitions” and, together with the 2006 Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into each Confirmation. In the event of any inconsistency among the Agreement, this Master Forward Confirmation, any Supplemental Confirmation, the 2006 Definitions and the 2002 Definitions, the following will prevail in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Forward Confirmation; (iii) the 2002 Definitions; (iv) the 2006 Definitions; and (v) the Agreement.

Each Confirmation together with the Agreement shall evidence a complete and binding agreement between Party A and Party B as to the subject matter and terms of the Transaction to which this Master Forward Confirmation and each related Supplemental Confirmation relate, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. Each Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the “Agreement”) as if Party A and Party B had executed the Agreement in such form on the date hereof (but without any Schedule except for the election of the laws of the State of New York as the governing law). The parties hereby agree that no transaction other than the Transactions to which this Master Forward Confirmation, together with each Supplemental Confirmation hereunder, relate shall be governed by the Agreement. For purposes of the 2002 Definitions, each Transaction shall be a Share Forward Transaction.

Party A and Party B each represents to the other, with respect to each Transaction hereunder, that it has entered into such Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

2.	The terms of each Transaction to which this Master Forward Confirmation relates are as follows:

General Terms:

Party A:	[Dealer]

Party B:	Piedmont Office Realty Trust, Inc.

Trade Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be, subject to the provisions under the heading “Acceleration Events” in Section 3 of this Master Forward Confirmation and the provisions under the heading “Forward Placement Notices” in Section 4 of this Master Forward Confirmation, the last Trading Day (as defined in the Equity Distribution Agreement) of the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) for such Transaction.

Effective Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that is one Settlement Cycle following the Trade Date for such Transaction, or such later date on which the conditions set forth under “Conditions to Effectiveness” in Section 3 of this Master Forward Confirmation shall have been satisfied, subject to the provisions under the heading “Forward Placement Notices” in Section 4 of this Master Forward Confirmation.

Base Amount:	For each Transaction, initially, as specified in the Supplemental Confirmation for such Transaction, to be the number of Shares equal to the Actual Sold Forward Amount (as defined in the Equity Distribution Agreement) for the Forward Hedge Selling Period for such Transaction. For each Transaction, on each Settlement Date for such Transaction, the Base Amount for such Transaction shall be reduced by the relevant number of Settlement Shares for such Settlement Date.

Maturity Date:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the date that follows the Trade Date for such Transaction by the number of days, months or years set forth in the Forward Placement Notice (as defined in the Equity Distribution Agreement) for such Transaction, which number of days, months or years shall in no event be less than 3 months nor more than 2 years (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Price:	For each Transaction, on the Effective Date for such Transaction, the Initial Forward Price for such Transaction, and on any other day, the Forward Price for such Transaction as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such Transaction for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the product of (i) an amount equal to 1 minus the Forward Hedge Selling Commission Rate (as defined in the Equity Distribution Agreement) applicable to such Transaction; and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.

Volume-Weighted Hedge Price:	For each Transaction, as specified in the Supplemental Confirmation for such Transaction, to be the volume-weighted average of the Sales Prices (as defined in the Equity Distribution Agreement) per share of Forward Hedge Shares (as defined in the Equity Distribution Agreement) sold on each Trading Day of the Forward Hedge Selling Period for such Transaction, as determined by the Calculation Agent; provided that, for the purposes of calculating the Initial Forward Price, each such Sales Price (other than the Sales Price for the last day of the relevant Forward Hedge Selling Period) shall be subject to adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to the definition thereof during the period from, and including, the date one Settlement Cycle immediately following the first Trading Day of the relevant Forward Hedge Selling Period during which the Forward Hedge Shares in respect of such Transaction are sold to, and including, the Effective Date of such Transaction.

Daily Rate:	For each Transaction and for any day, (i)(A) the Overnight Bank Rate for such day, minus (B) the Spread for such Transaction, divided by (ii) 365.

Overnight Bank Rate:	For any day, the rate set forth for such day opposite the caption “Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>“, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the first immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	For each Transaction, as set forth in the Supplemental Confirmation for such Transaction.

Forward Price Reduction Dates:	For each Transaction, as specified in Schedule I to the Supplemental Confirmation for such Transaction, to be each date set forth under the heading “Forward Price Reduction Dates” in the Forward Placement Notice for such Transaction.

Forward Price Reduction Amount:	For any Transaction, for each Forward Price Reduction Date for such Transaction, the Forward Price Reduction Amount set forth opposite such date on Schedule I to the Supplemental Confirmation for such Transaction.

Shares:	Common stock, USD 0.01 par value per share, of Party B (also referred to herein as the “Issuer”) (Exchange identifier: “PDM”).

Exchange:	The New York Stock Exchange.

Related Exchange(s):	All Exchanges.

Clearance System:	DTC.

Calculation Agent:	Party A. Whenever the Calculation Agent is required to act or to exercise judgment in any way with respect to any Transaction hereunder, it will do so in good faith and in a commercially reasonable manner.

Following any determination, adjustment or calculation hereunder by the Calculation Agent, the Calculation Agent will upon written request by Party B promptly following (and, in any event, within three Exchange Business Days of) such request, provide to Party B a report (in a commonly used file format for the storage and manipulation of financial data but without disclosing Party A’s confidential or proprietary models or other information that may be confidential, proprietary or subject to contractual, legal or regulatory obligations to not disclose such information) displaying in reasonable detail the basis for such determination, adjustment or calculation, as the case may be. Following the occurrence and during the continuation of an Event of Default pursuant to Section 5(a)(vii) of the Agreement with respect to which Party A is the sole Defaulting Party, Party B shall have the right to designate an independent, nationally recognized equity derivatives dealer to replace Party A as Calculation Agent, and the parties hereto shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent.

Settlement Terms:

Settlement Date:	With respect to any Transaction, any Scheduled Trading Day following the Effective Date for such Transaction up to, and including, the Maturity Date for such Transaction, as designated by (a) Party A pursuant to “Termination Settlement” below or (b) Party B in a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Party A at least (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date for such Transaction, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days prior to such Settlement Date equal to the Notice Settlement Number (as defined below) for such Transaction, which may be the Maturity Date for such Transaction, if Cash Settlement or Net Share Settlement applies; provided that (i) the Maturity Date for such Transaction shall be a Settlement Date for such Transaction if on such date the Base Amount for such Transaction is greater than zero, (ii) if Physical Settlement or Net Share Settlement applies and such Settlement Date specified above (including a Settlement Date occurring on such Maturity Date) is not a Clearance System Business Day, such Settlement Date shall be the immediately succeeding Clearance System Business Day, and (iii) if Cash Settlement or Net Share Settlement applies and Party A shall have fully unwound its hedge in respect of such Transaction (or portion thereof, as applicable) during an Unwind Period (as defined below) for such Transaction by a date that is more than two Scheduled Trading Days prior to such Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date for such Transaction as the Settlement Date for such Transaction. The “Notice Settlement Number” for any Transaction shall be a number of Scheduled Trading Days set forth in the Supplemental Confirmation for such Transaction.

Settlement Shares:	In respect of any Transaction and with respect to any Settlement Date for such Transaction, a number of Shares, not to exceed the Base Amount for such Transaction, designated as such by Party B in the related Settlement Notice or by Party A pursuant to “Termination Settlement” below; provided that on the Maturity Date for such Transaction the number of Settlement Shares shall be equal to the Base Amount for such Transaction on such date.

Settlement:	In respect of any Transaction, Physical Settlement, Cash Settlement or Net Share Settlement, at the election of Party B as set forth in a Settlement Notice delivered on or after the Effective Date for such Transaction that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its good faith, reasonable judgment, to unwind its hedge in respect of such Transaction (or portion thereof, as applicable) by the end of the Unwind Period for such Transaction in a manner that, in the good faith, reasonable judgment of Party A, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Exchange Business Day during such Unwind Period or (iii) to any Termination Settlement Date (as defined below under “Termination Settlement”).

Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered in respect of any Transaction by Party B that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date for such Transaction or require Cash Settlement or Net Share Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: “As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the Shares, and is designating the date contained herein as a Settlement Date and is electing Cash Settlement or Net Share Settlement, as the case may be, in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws.”

Unwind Period:	For any Transaction, each Exchange Business Day that is not a Suspension Day during the period from and including the first Exchange Business Day following the date Party B validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date for such Transaction through the second Scheduled Trading Day preceding such Settlement Date (or the immediately preceding Exchange Business Day if such Scheduled Trading Day is not an Exchange Business Day), subject to “Termination Settlement” below. If any Exchange Business Day during an Unwind Period for any Transaction is a Disrupted Day, the Calculation Agent shall make commercially reasonable adjustments to the terms of such Transaction (including, without limitation, the Cash Settlement Amount, the number of Net Share Settlement Shares and the 10b-18 VWAP) to account for the occurrence of such Disrupted Day.

Suspension Day:	Any Exchange Business Day on which Party A determines based on the advice of counsel that Cash Settlement or Net Share Settlement may violate applicable securities laws. Party A shall notify Party B if it receives such advice from its counsel.

Market Disruption Event:	Section 6.3(a)(ii) of the 2002 Definitions is hereby amended by replacing clause (ii) in its entirety with “(ii) an Exchange Disruption, or” and inserting immediately following clause (iii) the phrase “, in each case, that the Calculation Agent determines is material.”

Exchange Act:	The Securities Exchange Act of 1934, as amended from time to time.

Physical Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance System the Settlement Shares for such Transaction for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Transaction for such Settlement Date, on a delivery versus payment basis. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B to Party A hereunder upon Physical Settlement are not so delivered (the “Physical Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Party A, then the portion of the Physical Settlement Amount for such Transaction payable by Party A to Party B in respect of the Physical Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Physical Deferred Shares.

Physical Settlement Amount:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward Price for such Transaction on such Settlement Date and (ii) the number of Settlement Shares for such Transaction for such Settlement Date.

Cash Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Transaction for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount for such Transaction is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the relevant Settlement Date.

Cash Settlement Amount:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the average Forward Price for such Transaction over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period for such Transaction and ending on, and including, such Settlement Date (calculated assuming no reduction to such Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.03, minus (B) the average of the 10b-18 VWAP prices per Share on each Exchange Business Day during such Unwind Period, and (ii) the number of Settlement Shares for such Transaction for such Settlement Date, and (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Transaction with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

Net Share Settlement:	In respect of any Transaction, on any Settlement Date for such Transaction in respect of which Net Share Settlement applies, if the number of Net Share Settlement Shares for such Transaction is a (i) negative number, Party A shall deliver a number of Shares to Party B equal to the absolute value of such Net Share Settlement Shares, or (ii) positive number, Party B shall deliver to Party A such Net Share Settlement Shares; provided that if Party A determines in its good faith, commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Party B, Party A may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date. If, on any Settlement Date for any Transaction, the Shares to be delivered by Party B or Party A hereunder upon Net Share Settlement are not so delivered (the “Net Share Deferred Shares”), and a Forward Price Reduction Date with respect to such Transaction occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to such party, then the portion of the Net Share Settlement Shares for such Transaction deliverable by Party A or Party B in respect of the Net Share Deferred Shares shall be adjusted by the Calculation Agent to reflect the occurrence of such Forward Price Reduction Amount for such Forward Price Reduction Date.

Net Share Settlement Shares:	In respect of any Transaction and for any Settlement Date for such Transaction in respect of which Net Share Settlement applies, a number of Shares equal to (a) the number of Settlement Shares for such Settlement Date, minus (b) the number of Shares Party A actually purchases during the Unwind Period for such Transaction for a total purchase price (the “Net Share Settlement Purchase Price”) equal to the difference between (1) the product of (i) the average Forward Price for such Transaction over the period beginning on, and including, the date that is one Settlement Cycle following the first day of the applicable Unwind Period for such Transaction and ending on, and including, such Settlement Date (calculated assuming no reduction to such Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, except as set forth in clause (2) below), minus USD 0.02, and (ii) the number of Settlement Shares for such Transaction for such Settlement Date, minus (2) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

10b-18 VWAP:	For any Exchange Business Day during an Unwind Period that is not a Suspension Day, the volume-weighted average price at which the Shares trade as reported in the composite transactions for the Exchange on such Exchange Business Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Exchange Business Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Exchange Business Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Exchange Business Day that do not satisfy the requirements of Rule 10b-18(b)(3), as determined in good faith by the Calculation Agent. Party B acknowledges that Party A may refer to the Bloomberg Page “PDM <Equity> AQR SEC” (or any successor thereto), in its discretion, for such Exchange Business Day to determine the 10b-18 VWAP.

Settlement Currency:	USD.

Failure to Deliver:	Inapplicable.

Adjustments:

Potential Adjustment Event:	Section 11.2(e) of the 2002 Definitions is hereby amended by deleting clause (iii) thereof.

Method of Adjustment:	Calculation Agent Adjustment.

Additional Adjustment:	If with respect to any Transaction, in Party A’s good faith, commercially reasonable judgment, the stock loan fee to Party A (or an affiliate thereof), excluding the federal funds or other interest rate component payable by the relevant stock lender to Party A or such affiliate (the “Stock Loan Fee”), over any one month period, of borrowing a number of Shares equal to the Base Amount for such Transaction to hedge its exposure to such Transaction exceeds a weighted average rate equal to the Specified Borrow Rate for such Transaction, the Calculation Agent shall reduce the Forward Price for such Transaction in order to compensate Party A for the amount by which such Stock Loan Fee exceeded a weighted average rate equal to such Specified Borrow Rate during such period. The Calculation Agent shall notify Party B prior to making any such adjustment to such Forward Price and, upon the request of Party B, Party A shall provide an itemized list of the Stock Loan Fees for the applicable one month period. The “Specified Borrow Rate” for any Transaction shall be the per annum rate set forth in the Supplemental Confirmation for such Transaction.

Account Details:

Payments to Party A:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Payments to Party B:	To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Delivery of Shares to Party A:	To be advised.

Delivery of Shares to Party B:	To be advised.

Offices:

The Office of Party A for each Transaction is: [ ].

The Office of Party B for each Transaction is: Inapplicable, Party B is not a Multibranch Party.

3.	Other Provisions:

Opinion:

For each Transaction, Party B shall deliver to Party A an opinion of counsel, dated as of the Trade Date for such Transaction, with respect to the matters set forth in Section 3(a) of the Agreement. Delivery of such opinion to Party A shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement.

Conditions to Effectiveness:

The effectiveness of each Supplemental Confirmation and the related Transaction on the Effective Date for such Transaction shall be subject to (i) the condition that the representations and warranties of Party B contained in the Equity Distribution Agreement and any certificate delivered pursuant thereto by Party B are true and correct on such Effective Date as if made as of such Effective Date, (ii) the condition that Party B has performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to such Effective Date, (iii) the condition that Party B shall have delivered to Party A an opinion of counsel as required pursuant to the provision under the heading “Opinion” above, (iv) the satisfaction of all of the conditions set forth in Section 5 of the Equity Distribution Agreement, (v) the condition that the Equity Distribution Agreement shall not have been terminated pursuant to Section 10 thereof and (vi) the condition that neither of the following has occurred: (A) Party A (or its affiliate) is unable to borrow and deliver for sale a number of Shares equal to the Base Amount for such Transaction or (B) in Party A’s good faith, commercially reasonable judgment, either it is impracticable to do so or Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount for such Transaction of more than a rate equal to the Specified Borrow Rate for such Transaction to do so (in which event such Supplemental Confirmation and the related Transaction shall be effective but the Base Amount for such Transaction shall be the number of Shares Party A (or an affiliate thereof) is required to deliver in accordance with Section 2 of the Equity Distribution Agreement).

Representations and Agreements of Party B:

Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into any Transaction hereunder; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction hereunder; and (iii) is entering into each Transaction hereunder for a bona fide business purpose.

Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B’s ability to perform its obligations hereunder.

Party B will by the next succeeding New York Business Day notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default or a Potential Adjustment Event.

Additional Representations, Warranties and Agreements of Party B:

Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof, on each “Forward Date” (as defined in the Equity Distribution Agreement) for any Transaction hereunder, on each “Forward Hedge Settlement Date” (as defined in the Equity Distribution Agreement) for any Transaction hereunder and on each Trade Date for any Transaction hereunder that:

(a)

Any Shares, when issued and delivered in accordance with the terms of any Transaction hereunder, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(b)

Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of any Transaction hereunder as herein provided, the full number of Shares as shall be issuable at such time upon settlement of such Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange. Party B shall have submitted an application for the listing of the Forward Shares (as defined below) for each Transaction hereunder on the Exchange, and such application and listing shall have been approved by the Exchange, subject only to official notice of issuance, in each case, on or prior to the Effective Date for such Transaction. Party B agrees and acknowledges that such submission and approval shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Party A under Section 2(a)(i) of the Agreement in respect of the relevant Transaction

(c)

Party B agrees to provide Party A at least three Exchange Business Days written notice (an “Issuer Repurchase Notice”) prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an “Issuer Repurchase”), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) for all Transactions hereunder being greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date for a Transaction hereunder, if any). The “Base Amount Percentage” as of any day is the fraction (1) the numerator of which is the Base Amount for all Transactions hereunder and (2) the denominator of which is the number of Shares outstanding on such day.

(d)

No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Master Forward Confirmation or any Supplemental Confirmation and the consummation of the relevant Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date for a Transaction hereunder) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), (ii) as may be required to be obtained under state securities laws and (iii) as required by the rules and regulations of the Exchange.

(e)	Party B agrees not to make any Issuer Repurchase if, immediately following such Issuer Repurchase, the Base Amount Percentage for all Transactions hereunder would be equal to or greater than 8.0%.

(f)	Party B is not insolvent, nor will Party B be rendered insolvent as a result of any Transaction hereunder.

(g)

Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Master Forward Confirmation, under any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of any Transaction hereunder not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B and Rule 10b-18 were applicable to such purchases.

(h)

Party B will not engage in any “distribution” (as defined in Regulation M under the Exchange Act (“Regulation M”)) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period for any Transaction hereunder.

(i)	Party B is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended).

(j)

In addition to any other requirements set forth herein, Party B agrees not to elect Cash Settlement or Net Share Settlement in respect of any Transaction if, in the good faith, reasonable judgment of either Party A or Party B, such settlement or Party A’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

(k)

Party B (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons; and (iii) has total assets of at least USD 50 million.

(l)

Party B agrees it will not treat ownership positions held by Party A or any of its affiliates solely in its (or their) capacity as a nominee or fiduciary for unrelated persons as constituting “Beneficial Ownership” (which term shall mean ownership of equity shares by a person, whether the interest in equity shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as modified by Section 856(h)(1)(B) and 856(h)(3) of the Code) or “Constructive Ownership” (which term shall mean ownership of equity shares by a person, whether the interest in equity shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code) by Party A.

(m)	Party B acknowledges and agrees that:

(i)

during the term of each Transaction, Party A and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to such Transaction;

(ii)	Party A and its affiliates may also be active in the market for the Shares and Share-linked transactions other than in connection with hedging activities in relation to each Transaction;

(iii)

Party A shall make its own determination as to whether, when or in what manner any hedging or market activities in Party B’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price for each Transaction and the 10b-18 VWAP for each Transaction;

(iv)

any market activities of Party A and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price for each Transaction and 10b-18 VWAP for each Transaction, each in a manner that may be adverse to Party B; and

(v)

each Transaction is a derivatives transaction in which it has granted Party A the right, under certain circumstances, to receive cash or Shares, as the case may be; Party A may purchase Shares for its own account at an average price that may be greater than, or less than, the effective price paid by Party B under the terms of such Transaction.

Covenant of Party B:

Subject to the provisions of “Private Placement Procedures” below, the parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date for a Transaction hereunder will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to such Transaction will be freely saleable without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, subject to the provisions of “Private Placement Procedures” below, Party B agrees that the Shares that it delivers to Party A on each Settlement Date for a Transaction hereunder will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

Covenants of Party A:

(a)

Unless the provisions set forth below under “Private Placement Procedures” shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date for a Transaction hereunder to return to securities lenders to close out open Share loans created by Party A or an affiliate of Party A in the course of Party A’s or such affiliate’s hedging activities related to Party A’s exposure under this Master Forward Confirmation and the relevant Supplemental Confirmation.

(b)

In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Party A shall use its commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

(c)

Party A hereby represents and warrants to Party B that it has implemented policies and procedures, taking into consideration the nature of its business, reasonably designed to ensure that individuals conducting hedging activity related to any Transaction do not have access to material non-public information regarding the Issuer or the Shares.

Insolvency Filing:

Notwithstanding anything to the contrary herein, in any Supplemental Confirmation, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, each Transaction hereunder shall automatically terminate on the date thereof without further liability of either party to this Master Forward Confirmation or any related Supplemental Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Forward Confirmation or any Supplemental Confirmation prior to the date of such Insolvency Filing).

Extraordinary Dividends:

If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date for any Transaction and on or prior to the Maturity Date for such Transaction (or, if later, the last date on which Shares are delivered by Party B to Party A in settlement of such Transaction), Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount for such Transaction to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date for such Transaction. “Extraordinary Dividend” means the per Share amount of any cash dividend or distribution, or a portion thereof, declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend.

Acceleration Events:

The following events shall each constitute an “Acceleration Event” with respect to any Transaction:

(a)

Stock Borrow Events. In the good faith, commercially reasonable judgment of Party A (i) Party A (or its affiliate) is unable to hedge Party A’s exposure to such Transaction because of the lack of sufficient Shares being made available for Share borrowing by lenders, or (ii) Party A (or its affiliate) would incur a Stock Loan Fee to borrow a number of Shares equal to the Base Amount for such Transaction of more than a rate equal to the Maximum Specified Borrow Rate for such Transaction (each, a “Stock Borrow Event”);

(b)

Dividends and Other Distributions. On any day occurring after the Trade Date for such Transaction, Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date for such Transaction (with the Trade Date for such Transaction being a Forward Price Reduction Date for purposes of this clause (b) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the relevant Supplemental Confirmation, (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Party A;

(c)	ISDA Early Termination Date. Party A has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(d)

Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or their respective successors); and provided further that the definition of “Change in Law” provided in Section 12.9(a)(ii) of the 2002 Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption, effectiveness or promulgation of new regulations authorized or mandated by existing statute)” and (iii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Party A on the Forward Date for such Transaction”; or

(e)	Ownership Event. In the good faith, reasonable judgment of Party A, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies).

The “Maximum Specified Borrow Rate” for any Transaction shall be the per annum rate set forth in the Supplemental Confirmation for such Transaction.

The “Share Amount” as of any day is the number of Shares that Party A and any person whose ownership position would be aggregated with that of Party A, including any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part (Party A or any such person, a “Party A Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Party B that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by Party A in its reasonable discretion. The “Post-Effective Limit” means a number of Shares equal to (x) the minimum number of Shares that could reasonably be expected to give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Party A Person, or could reasonably be expected to result in an adverse effect on a Party A Person, under any Applicable Restriction, as determined by Party A in its reasonable discretion, minus (y) 1% of the number of Shares outstanding.

Termination Settlement:

Upon the occurrence of any Acceleration Event in respect of any Transaction, Party A shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date under such Transaction (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the number of Shares necessary to reduce the Share Amount to the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event the number of Settlement Shares for the relevant Transaction so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of the relevant Transaction, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period for any Transaction relating to a number of Settlement Shares for the relevant Transaction to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement or Net Share Settlement shall apply to the portion of such Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Party A in respect of such Termination Settlement Date. Under no circumstances will Party A be entitled to an adjustment to the terms of any Transaction for the effects of an Extraordinary Dividend (other than as set forth above under the heading “Extraordinary Dividends”) or a change in expected dividends.

Private Placement Procedures:

If Party B is unable to comply with the provisions of “Covenant of Party B” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under “Covenant of Party B” above, then delivery of any such Settlement Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Party A; provided that Party A may not otherwise determine that the Settlement Shares are Restricted Shares based solely upon Party A (or its affiliates) not having borrowed a number of Shares equal to the Base Amount for the relevant Transaction on or before the Effective Date for such Transaction if there has been no change in law or change in the policy of the Securities and Exchange Commission or its staff.

Rule 10b5-1:

It is the intent of Party A and Party B that following any election of Cash Settlement or Net Share Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Master Forward Confirmation and each Supplemental Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

Party B acknowledges that (i) during any Unwind Period, Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Master Forward Confirmation or any Supplemental Confirmation and (ii) Party B is entering into the Agreement, this Master Forward Confirmation and each Supplemental Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

Party B hereby agrees with Party A that, during any Unwind Period, Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any EDG Personnel (as defined below). For purposes of each Transaction, “Material Non-Public Information” means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission, or otherwise disseminated in a manner constituting “public disclosure” within the meaning of Regulation FD under the Exchange Act and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed “material” if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline in leasing activity, significant merger or acquisition proposals or agreements, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information For purposes of each Transaction, “EDG Personnel” means any employee on the trading side of the Equity Derivatives Group of Party A and does not include any of Party A’s “private side” equity or equity-linked personnel (including, without limitation, any Party A equity or equity-linked legal personnel) (or any other person or persons designated from time to time in writing to Party B by Party A).

Maximum Share Delivery:

Notwithstanding any other provision of this Master Forward Confirmation or any Supplemental Confirmation, in no event will Party B be required to deliver on any Settlement Date for any Transaction hereunder, whether pursuant to Physical Settlement, Net Share Settlement, Termination Settlement or any Private Placement Settlement, more than a number of Shares equal to the Forward Shares for such Transaction to Party A. In connection with any partial settlement of a Transaction hereunder, the number of Forward Shares shall be subject to reduction by an amount equal to the product of 2 and the number of Settlement Shares for such partial settlement. The “Forward Shares” for any Transaction shall be as set forth in the Supplemental Confirmation for such Transaction.

Transfer and Assignment:

Party A may assign or transfer any of its rights or delegate any of its duties hereunder, without the prior written consent of Party B, to (i) any affiliate of Party A, whose obligations hereunder and under the Agreement are fully and unconditionally guaranteed by Party A or (ii) any affiliate of Party A that has a rating for its long-term, unsecured and unsubordinated indebtedness or a long-term issuer rating that is equal to or better than the rating for Party A’s long-term, unsecured and unsubordinated indebtedness or Party A’s long-term issuer rating, as the case may be, at the time of such assignment or transfer so long as, in each case, at the time of such assignment or transfer (a) Party B will not, as a result of such assignment or transfer, be required to pay to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Party B would have been required to pay Party A in the absence of such assignment or transfer; (b) Party B will not, as a result of such assignment or transfer, receive a payment from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement in excess of that which Party A would have been required to so withhold or deduct in the absence of such assignment or transfer; and (c) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Party A to purchase, sell, receive or deliver any Shares or other securities to or from Party B, Party A may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Party A’s obligations in respect of the Transaction and any such designee may assume such obligations. Party A shall be discharged of its obligations to Party B to the extent of any such performance.

Indemnity:

Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Master Forward Confirmation, any Supplemental Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a final and nonappealable judgment by a court to have resulted from Party A’s gross negligence or willful misconduct.

Notice:

Non-Reliance:	Applicable
Additional Acknowledgments:	Applicable
Agreements and Acknowledgments Regarding Hedging Activities:	Applicable

4.	The Agreement is further supplemented by the following provisions:

No Collateral or Setoff:

Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B under the Transactions are not secured by any collateral. Obligations under the Transactions shall not be set off against any other obligations of the parties, whether arising under the Agreement, under this Master Forward Confirmation, under any Supplemental Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under any Transaction, whether arising under the Agreement, under this Master Forward Confirmation, under any Supplemental Confirmation under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement with respect to any Transaction, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) such Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

Status of Claims in Bankruptcy:

Party A acknowledges and agrees that neither this Master Forward Confirmation nor any Supplemental Confirmation is intended to convey to Party A rights with respect to the Transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A’s right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Master Forward Confirmation, any Supplemental Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A’s rights in respect of any transaction other than the Transactions.

Limit on Beneficial Ownership:

Notwithstanding any other provisions hereof, Party A shall not have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)) Shares hereunder and Party A shall not be entitled to take delivery of any Shares deliverable hereunder in respect of any Transaction (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would exceed 7.5% or (iii) Party A and each person subject to aggregation of Shares with Party A under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Party A Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of the Threshold Number of Shares for such Transaction. Any purported delivery hereunder in respect of any Transaction shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would exceed 7.5% or (iii) Party A Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares for such Transaction. If any delivery owed to Party A hereunder in respect of any Transaction is not made, in whole or in part, as a result of this provision, Party B’s obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Party A gives notice to Party B that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit for such Transaction, (ii) the Section 16 Percentage would not exceed 7.5% and (iii) Party A Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares for such Transaction. The “Threshold Number of Shares” for any Transaction means a number of Shares equal to 4.9% of the outstanding Shares on the Trade Date for such Transaction and shall be specified for each such Transaction in the relevant Supplemental Confirmation for such Transaction. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Party A and any of its affiliates or any other person subject to aggregation with Party A for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Party A is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day.

In addition, notwithstanding anything herein to the contrary, if any delivery owed to Party A hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Party A shall be permitted to make any payment due in respect of such Shares to Party B in two or more tranches that correspond in amount to the number of Shares delivered by Party B to Party A pursuant to the immediately preceding paragraph.

Other Forward Transactions:

Party A acknowledges that Party B has entered into or may enter in the future into one or more substantially identical forward transactions on the Shares (each, an “Other Forward” and, collectively, the “Other Forwards”) with one or more other forward purchasers. Party A and Party B agree that if Party B designates a “Settlement Date” (or equivalent concept) with respect to one or more Other Forwards for which “Cash Settlement” (or equivalent concept) or “Net Share Settlement” (or equivalent concept) is applicable, and the resulting “Unwind Period” (or equivalent concept) for such Other Forward(s) coincides for any period of time with an Unwind Period for this Transaction (the “Overlap Unwind Period”), Party B shall notify Party A at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and the length of such Overlap Unwind Period, and Party A shall be permitted to purchase Shares to unwind its hedge in respect of this Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, as notified to Party A by Party B at least one Exchange Business Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, shall be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.).

New York General Obligations Law:

Party B and Party A agree and acknowledge that: (A) the Transactions contemplated by this Master Forward Confirmation will be entered into in reliance on the fact that this Master Forward Confirmation and each Supplemental Confirmation hereto form a single agreement between Party B and Party A, and Party A would not otherwise enter into such Transactions; (B) this Master Forward Confirmation, together with each Supplemental Confirmation hereto, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the New York General Obligations Law; (C) each Supplemental Confirmation hereto, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the New York General Obligations Law; and (D) this Master Forward Confirmation and each Supplemental Confirmation hereto constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the New York General Obligations Law, and each party hereto intends and agrees to be bound by this Master Forward Confirmation and such Supplemental Confirmation.

Forward Placement Notices:

Party B and Party A agree that, upon the effectiveness of any accepted Forward Placement Notice relating to a Forward (as such term is defined in the Equity Distribution Agreement), in respect of the Transaction to which such accepted Forward Placement Notice relates, each of the representations, warranties, covenants, agreements and other provisions of this Master Forward Confirmation and the Supplemental Confirmation for such Transaction (including, without limitation, the provisions above in Section 3 of this Master Forward Confirmation under the heading “Extraordinary Dividends,” Party A’s right to designate a Termination Settlement Date in respect of such Transaction and the termination of such Transaction following an Insolvency Filing) shall govern, and be applicable to, such Transaction as of the first Trading Day of the Forward Hedge Selling Period for such Transaction as if the Trade Date for such Transaction were such first Trading Day. Notwithstanding anything to the contrary in this Master Forward Confirmation, any Supplemental Confirmation, the Agreement, the 2002 Definitions or the 2006 Definitions, if Party A designates a Termination Settlement Date with respect to a Transaction (1) following the occurrence of an Event of Default or Termination Event, other than an Insolvency Filing, and such Termination Settlement Date is to occur before the date that is one Settlement Cycle after the last day of the Forward Hedge Selling Period for such Transaction or (2) prior to Party B’s execution of the Supplemental Confirmation relating to such Transaction, then, for purposes of such Termination Settlement Date, a Supplemental Confirmation relating to such Transaction reasonably completed by Party A (as if the Trade Date for such Transaction were the last day of the Forward Hedge Selling Period on which the Forward Seller sold Forward Hedge Shares for such Transaction) shall, notwithstanding the provisions under “Conditions to Effectiveness” above, be deemed to be immediately effective.

Wall Street Transparency and Accountability Act:

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA or any regulation under the WSTAA, nor any requirement under the WSTAA or an amendment made by the WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Master Forward Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Forward Confirmation, any Supplemental Confirmation, the 2002 Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from any Acceleration Event or Illegality (as defined in the Agreement)).

Miscellaneous:

(a)	Addresses for Notices. For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Party A:

Address:	[•]
Attention:	[•]
Telephone:	[•]
Email:	[•]

with a copy to:

Address:	Hogan Lovells US LLP 390 Madison Avenue New York, N.Y. 10017
Attention:	Evan M. Koster
Email:	evan.koster@hoganlovells.com

with a copy (which shall not constitute notice) to:

Address:	Hogan Lovells US LLP 555 Thirteenth Street, NW Washington, D.C. 20004

Address for notices or communications to Party B:

Address:	Piedmont Office Realty Trust, Inc.
5565 Glenridge Connector, Suite 450 Atlanta, Georgia 30342-4788
Attention:	Robert Bowers, Chief Financial Officer Eddie Guilbert, Executive Vice President—Finance
Telephone:	(770) 418-8602 (770) 418-8636
Email:	robert.bowers@piedmontreit.com eddie.guilbert@piedmontreit.com with a copy to:

Address:	King & Spalding LLP 1180 Peachtree Street, NE Atlanta, Georgia 30309
Attention:	Keith Townsend Zach Cochran
Email:	ktownsend@kslaw.com zcochran@kslaw.com

(b)

Waiver of Right to Trial by Jury. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Master Forward Confirmation and/or any Supplemental Confirmation. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Master Forward Confirmation and each Supplemental Confirmation by, among other things, the mutual waivers and certifications herein.

Acknowledgements:

The parties hereto intend for:

(a)

each Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)

a party’s right to liquidate each Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)	Party A to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code; and

(d)	all payments for, under or in connection with each Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Severability:

If any term, provision, covenant or condition of this Master Forward Confirmation or any Supplemental Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Master Forward Confirmation and the related Supplemental Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Master Forward Confirmation and such related Supplemental Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Master Forward Confirmation and such Supplemental Confirmation and the deletion of such portion of the Master Forward Confirmation and/or such Supplemental Confirmation will not substantially impair the respective benefits or expectations of parties to this Master Forward Confirmation and such Supplemental Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

U.S. Resolution Stay Protocol:

The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, Party A shall be deemed a Regulated Entity and Party B shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, Party A shall be deemed a Covered Entity and Party B shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” Party A shall be deemed a “Covered Entity” and Party B shall be deemed a “Counterparty Entity.” In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Party A replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

Tax Matters:

(a)

For the purpose of Section 3(e) of the Agreement, each of Party A and Party B makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement; (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	For the purpose of Section 3(f) of the Agreement:

(i)	Party A makes the following representation(s):

(A)	[It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.]

(B)	[It is a national banking association organized and existing under the laws of the United States of America and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii).]

(ii)	Party B makes the following representations:

(A)	It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.

(B)	It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(A).

(c)

Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(d)

HIRE Act. “Tax” and “Indemnifiable Tax”, each as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder.

[Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Master Forward Confirmation and returning it to Party A.

Very truly yours,

[DEALER]

By:
Name:
Title:

Accepted and confirmed as of the date first above written:

PIEDMONT OFFICE REALTY TRUST, INC.

By:
Name:
Title:

[Signature Page to Master Forward Confirmation]

EXHIBIT A

FORM OF SUPPLEMENTAL CONFIRMATION

To:	Piedmont Office Realty Trust, Inc. (“Party B”) 5565 Glenridge Connector, Suite 450 Atlanta, Georgia 30342-4788

From:	[Dealer name] (“Party A”) [Dealer address]

Date:	[ ], 20[ ]

Dear Sir(s):

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Party A and Party B (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Party A and Party B as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Forward Confirmation dated as of July 29, 2022 (the “Master Forward Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Forward Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[ ], 20[ ]

Effective Date:	[ ], 20[ ]

Maturity Date:	[ ], 20[ ]

Base Amount:	[ ]

Initial Forward Price:	USD [ ]

Spread:	[ . ]%

Volume-Weighted Hedge Price:	USD [ ]

Specified Borrow Rate:	[ ] basis points per annum

Maximum Specified Borrow Rate:	[ ] basis points per annum

Forward Shares:	[ ]1 Shares

Threshold Number of Shares:	[ ] Shares

Notice Settlement Number:	[ ] Scheduled Trading Days

[1]	To be twice the Base Amount.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Supplemental Confirmation and returning it to Party A.

Very truly yours,

[DEALER]

By:

Name:
Title:

Accepted and confirmed as of the Trade Date:

PIEDMONT OFFICE REALTY TRUST, INC.

By:

Name:
Title:

[Signature Page to Forward Supplemental Confirmation]

Schedule I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD	0.00
[ ], 20[ ]	USD	[	]
[ ], 20[ ]	USD	[	]
[ ], 20[ ]	USD	[	]
[ ], 20[ ]	USD	[	]

ANNEX A

PRIVATE PLACEMENT PROCEDURES

(i)

If Party B delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if, on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the number of Restricted Shares to be delivered to Party A hereunder and/or the Forward Price for the relevant Transaction in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement, this Master Forward Confirmation or any Supplemental Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date for the relevant Transaction or Termination Settlement Date for the relevant Transaction that would otherwise be applicable.

(ii)

If Party B delivers any Restricted Shares in respect of any Transaction, unless it is advised in writing by outside counsel that any of the following actions would violate applicable securities laws because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff occurring after the date hereof, Party B agrees that (i) such Shares may be transferred by and among Party A and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller’s and broker’s representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).

Exhibit D

Form of Opinion of Counsel for the Operating Partnership and the Company

(i) The Registration Statement is effective under the Securities Act and, to our knowledge based solely upon confirming information posted at http://www.sec.gov/litigation/stoporders.shtml, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission; the Prospectus was timely filed in the manner required by Rule 424 of the Securities Act.

(ii) At the time the Registration Statement became effective and at the date of the Prospectus, the Registration Statement, each Permitted Free Writing Prospectus included in the General Disclosure Package and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder.

(iii) The Company is duly qualified to transact business and is in good standing in each jurisdiction indicated on Exhibit [__];

(iv) The Operating Partnership is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and is duly qualified to transact business and is in good standing in each jurisdiction indicated on Exhibit [__];

(v) All of the issued and outstanding units of limited partnership interest in the Operating Partnership have been duly authorized by all necessary limited partnership action on the part of the Operating Partnership, are validly issued, have been offered and sold in compliance with all federal securities laws, and are owned directly or indirectly by the Company and such outstanding units were not issued in violation of any preemptive right or similar right arising under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) or the certificate of limited partnership or the agreement of limited partnership of the Operating Partnership;

(vi) The Operating Partnership has the requisite limited partnership power and authority to execute and deliver the Transaction Documents and to perform its obligations thereunder, and all limited partnership action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken;

(vii) The Agreement has been duly authorized, executed and delivered by the Operating Partnership;

(viii) Each Master Forward Confirmation has been duly authorized, executed and delivered by the Operating Partnership and is the legally valid and binding agreement of the Company and the Operating Partnership, enforceable against each of the Company and the Operating Partnership, respectively, in accordance with its terms;

(ix) The execution, delivery and performance by the each of the Operating Partnership and, solely with respect to clause (iii) below, the Company, of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not (i) result in the violation of the DRULPA, the laws of the State of New York or federal law, (ii) contravene any provision of the certificate of limited partnership or agreement of limited partnership of the Operating Partnership, (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement to which Operating Partnership or the Company is a party that is filed or incorporated by reference as a material contract or plan of acquisition, reorganization, arrangement, liquidation or succession exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 or any subsequent filing with the Commission (other than any such breach or violation under any financial covenants, ratios or tests, as to which we do not express an opinion), or (iv) to our knowledge, violate any judgment, order or decree of any Delaware, New York or federal governmental body, agency or court having jurisdiction over the Operating Partnership or any of the Subsidiaries;

(x) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Operating Partnership of the Transaction Documents and compliance by the Operating Partnership with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for registration under the Securities Act, and such consents, approvals, authorizations, orders and registrations or qualifications as (A) may be required under applicable state securities laws in connection with the offer and sale of Shares by the Managers, Forward Purchasers or the Forward Sellers, as applicable, or (B) have been obtained as of the date hereof;

(xi) To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened in writing to which the Company or the Operating Partnership is a party or to which any property, right or asset of the Company or the Operating Partnership is the subject that are required to be described in the Prospectus and the General Disclosure Package and that are not so described;

(xii) The documents incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(xiii) Neither the Company nor the Operating Partnership is, and after giving effect to the offering and sale of the Shares, the application of the proceeds thereof (including, in the case of the Forward Hedge Shares, at the settlement of the related Forward Contract), the consummation of the transactions contemplated by the Master Forward Confirmation and each “Supplemental Confirmation” executed in connection with the Master Forward Confirmation and the application of any proceeds received under the Forward Contract, in each case as described in each of the Registration Statement, the Prospectus and the General Disclosure Package, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act;

(xiv) The statements included in the Prospectus under the caption “Plan of Distribution” insofar as these statements purport to describe the provisions of the Agreement, constitute an accurate summary of the matters set forth therein in all material respects; and

(xv) The Shares have been authorized for listing by the New York Stock Exchange.

Such counsel shall also state that they have participated in conferences with representatives of the Operating Partnership and with representatives of its independent registered public accountants and representatives of the Managers, the Forward Purchasers, the Forward Sellers and their respective counsel, during which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and any amendment and supplement thereto and related matters were discussed and reviewed. Although such counsel will not pass upon and will not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus (except as expressly provided in paragraph (15) above and in the tax opinion of this firm of even date herewith), on the basis of the performance of the services referred to above, nothing has come to such counsel’s attention that causes such counsel to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the General Disclosure Package, as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Prospectus or any amendment or supplement thereto, as of its date and the date hereof, contained or contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express a belief with respect to the financial statements and notes thereto, the financial statement schedules and notes thereto and the other financial data included or incorporated by reference therein or omitted therefrom).

As to certain matters of fact in rending such opinion, such counsel may rely to the extent such counsel deems appropriate, without independent verification, upon (i) certificates of officers of the Company and the Operating Partnership and (ii) the representations and warranties of the Company, the Operating Partnership, the Managers, the Forward Purchasers and the Forward Sellers contained in the Agreement. Such counsel may also assume the genuineness of all signatures on the Agreement.

Such opinion shall be limited in all respects to the federal laws of the United States of America, the laws of the States of Georgia, Delaware and New York, and no opinion shall be expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein.

The opinion of counsel described above shall be rendered to the Managers, the Forward Purchasers and the Forward Sellers at the request of the Company and the Operating Partnership and shall so state therein.

Annex A to Exhibit D

Piedmont Office Management, LLC

Piedmont Government Services, LLC

Piedmont Office Holdings, Inc.

EXHIBIT E

Form of Opinion of Special Maryland Counsel for the Company and the Operating Partnership

(i) the Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT and has the corporate power to own or lease, as the case may be, its property and to conduct its business as described under “Summary” in each of the Registration Statement, the Prospectus and the General Disclosure Package and under Items 1 and 2 of the Company’s Annual Report on Form 10-K for the year 2021 incorporated by reference into each of the Registration Statement, the Prospectus and the General Disclosure Package;

(ii) the authorized stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Prospectus and the General Disclosure Package under the caption “Description of Piedmont Office Realty Trust, Inc. Capital Stock”;

(iii) the Company has the capitalization as set forth in the Registration Statement, the Prospectus and the General Disclosure Package under the heading “Capitalization”; and all shares of Common Stock described as issued and outstanding in the Registration Statement, the Prospectus and the General Disclosure Package have been duly authorized for issuance by all necessary corporate action on the part of the Company and, assuming the receipt of consideration therefor as provided in the resolutions of the board of directors of the Company authorizing the issuance thereof and delivery of such shares, have been validly issued and are fully paid and nonassessable; the Issuance Shares and the shares of Common Stock to be delivered by the Company under a Supplemental Confirmation (the “Settlement Shares”) have been duly authorized for issuance and sale to the Managers, Forward Purchasers, and Forward Sellers, as applicable, pursuant to the Agreement and, when issued and delivered by the Company to the Managers, Forward Purchasers, and Forward Sellers, as applicable, in the manner provided in the resolutions of the Board authorizing the issuance and sale of the Issuance Shares and the Settlement Shares and in accordance with the terms of the Agreement and against payment of the consideration therefor as contemplated by the Agreement, will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its charter) validly issued, fully paid and nonassessable; the issuance of the Issuance Shares or the Settlement Shares is not subject to any preemptive or similar rights arising under the Maryland General Corporation Law or the charter or bylaws of the Company or, based solely on an officer’s certificate and any facts otherwise known to us, to any contractual right to subscribe for any of the Issuance Shares or Settlement Shares;

(iv) the Company has corporate power to execute and deliver the Transaction Documents and to perform its obligations thereunder; the execution and delivery by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company;

(v) the Agreement and the Master Forward Confirmation have been duly executed and, so far as is known to such counsel, delivered by the Company;

(vi) the execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Issuance Shares and the Settlement Shares, the compliance by the Company with the terms of the Transaction Documents and the consummation by the Company of the transactions contemplated by the Transaction Documents do not conflict with or violate (a) the Maryland General Corporation Law, (b) the charter or bylaws of the Company or (c) so far as is known to such counsel, any judgment, order or decree of any Maryland governmental body, agency or court having jurisdiction over the Company; no consent, approval, authorization or order of, or registration or qualification with, any Maryland governmental body or agency or pursuant to the Maryland General Corporation Law is required for the execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Issuance Shares and the Settlement Shares by the Company, the compliance by the Company with the terms of the Transaction Documents and the consummation by the Company of the transactions contemplated by the Transaction Documents, except as required under the securities and blue sky laws of the State of Maryland and for such consents, approvals, authorizations, orders, registrations or qualifications as have been obtained as of the date hereof; and

(vii) the statements relating to matters of Maryland law or the Company’s charter or bylaws included in (A) the Prospectus under the captions “Description of Piedmont Office Realty Trust, Inc. Capital Stock” and “Certain Provisions of Maryland Law and Piedmont Office Realty Trust Inc.’s Charter and Bylaws” and (B) the Registration Statement in Item 15, in each case accurately summarize in all material respects such matters of Maryland law or the Company’s charter or bylaws.

As to certain matters of fact in rending such opinion, such counsel may rely to the extent such counsel deems appropriate, without independent verification, upon (i) certificates of officers of the Company and the Operating Partnership and (ii) the representations and warranties of the Company, the Operating Partnership and the Managers, the Forward Purchasers and the Forward Sellers contained in the Agreement. Such counsel may also assume the genuineness of all signatures on the Agreement.

Such opinion shall be limited in all respects to the laws of the State of Maryland, and no opinion shall be expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein.

The opinion of counsel described above shall be rendered to the Managers, the Forward Purchasers and the Forward Sellers at the request of the Company and the Operating Partnership and shall so state therein.